Exhibit 4.1



                        SAKS FIFTH AVENUE
                     RETIREMENT SAVINGS PLAN


                       TABLE OF CONTENTS

ARTICLE 1.
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1. Active Participant . . . . . . . . . . . . . . . . . .1
     1.2. Actual Contribution Percentage . . . . . . . . . . . .1
     1.3. Actual Deferral Percentage . . . . . . . . . . . . . .1
     1.4. Additional Company Contribution. . . . . . . . . . . .2
     1.5. Additional Company Contributions Account . . . . . . .2
     1.6. Adjustment Factor. . . . . . . . . . . . . . . . . . .2
     1.7. Affiliated Company . . . . . . . . . . . . . . . . . .2
     1.8. After-Tax Contributions. . . . . . . . . . . . . . . .2
     1.9. After-Tax Contributions Account. . . . . . . . . . . .3
     1.10.     Annual Addition . . . . . . . . . . . . . . . . .3
     1.11.     Before-Tax Contributions. . . . . . . . . . . . .3
     1.12.     Before-Tax Contributions Account. . . . . . . . .3
     1.13.     Beneficiary . . . . . . . . . . . . . . . . . . .3
     1.14.     Board of Directors. . . . . . . . . . . . . . . .3
     1.15.     Cash or Deferred Contributions. . . . . . . . . .4
     1.16.     Code. . . . . . . . . . . . . . . . . . . . . . .4
     1.17.     Company . . . . . . . . . . . . . . . . . . . . .4
     1.18.     Compensation. . . . . . . . . . . . . . . . . . .4
     1.19.     Compensation Deferral Agreement . . . . . . . . .4
     1.20.     Continued Employee. . . . . . . . . . . . . . . .4
     1.21.     Date of Hire. . . . . . . . . . . . . . . . . . .4
     1.22.     Date of Rehire. . . . . . . . . . . . . . . . . .4
     1.23.     Date of Severance . . . . . . . . . . . . . . . .4
     1.24.     Defined Benefit Plan Fraction . . . . . . . . . .4
     1.25.     Defined Contribution Plan Fraction. . . . . . . .5
     1.26.     Determination Date. . . . . . . . . . . . . . . .5
     1.27.     Disability. . . . . . . . . . . . . . . . . . . .5
     1.28.     Effective Date. . . . . . . . . . . . . . . . . .6
     1.29.     Eligibility Service . . . . . . . . . . . . . . .6
     1.30.     Eligible Employee . . . . . . . . . . . . . . . .6
     1.31.     Employee. . . . . . . . . . . . . . . . . . . . .6
     1.32.     Entry Date. . . . . . . . . . . . . . . . . . . .6
     1.33.     ERISA . . . . . . . . . . . . . . . . . . . . . .6
     1.34.     Family Member . . . . . . . . . . . . . . . . . .6
     1.35.     Forfeiture. . . . . . . . . . . . . . . . . . . .7
     1.36.     Forfeiture Event. . . . . . . . . . . . . . . . .7
     1.37.     '415' Compensation. . . . . . . . . . . . . . . .7
     1.38.     '414(s)' Compensation . . . . . . . . . . . . . .7
     1.39.     Highly Compensated Employee . . . . . . . . . . .8
     1.40.     Hour of Service . . . . . . . . . . . . . . . . .9
     1.41.     Inactive Participant. . . . . . . . . . . . . . .9
     1.42.     Investment Fund . . . . . . . . . . . . . . . . .9
     1.43.     Investment Manager. . . . . . . . . . . . . . . .9
     1.44.     Key Employee. . . . . . . . . . . . . . . . . . .9
     1.45.     Limitation Year . . . . . . . . . . . . . . . . 10
     1.46.     Loan. . . . . . . . . . . . . . . . . . . . . . 10
     1.47.     Loan Fund . . . . . . . . . . . . . . . . . . . 10
     1.48.     Matching Contributions. . . . . . . . . . . . . 10
     1.49.     Matching Contributions Account. . . . . . . . . 10
     1.50.     Maternity or Paternity Leave. . . . . . . . . . 10
     1.51.     Named Fiduciary . . . . . . . . . . . . . . . . 11
     1.52.     Normal Retirement Act . . . . . . . . . . . . . 11
     1.53.     Participant . . . . . . . . . . . . . . . . . . 11
     1.54.     Pay Date. . . . . . . . . . . . . . . . . . . . 11
     1.55.     Pay Period. . . . . . . . . . . . . . . . . . . 11
     1.56.     Payroll Deduction Agreement . . . . . . . . . . 11
     1.57.     Period of Service . . . . . . . . . . . . . . . 11
     1.58.     Period of Severance . . . . . . . . . . . . . . 11
     1.59.     Plan. . . . . . . . . . . . . . . . . . . . . . 11
     1.60.     Plan Administrator. . . . . . . . . . . . . . . 11
     1.61.     Plan Asset Committee. . . . . . . . . . . . . . 11
     1.62.     Plan Year . . . . . . . . . . . . . . . . . . . 11
     1.63.     Prior Plan. . . . . . . . . . . . . . . . . . . 12
     1.64.     Qualified Domestic Relations Order. . . . . . . 12
     1.65.     Quarterly Date. . . . . . . . . . . . . . . . . 12
     1.66.     Restricted Additional Company Contributions . . 12
     1.67.     Restricted Additional Company Contributions
          Account. . . . . . . . . . . . . . . . . . . . . . . 12
     1.68.     Restricted After-Tax Contributions. . . . . . . 12
     1.69.     Restricted After-Tax Contributions Account. . . 12
     1.70.     Restricted Matching Contributions . . . . . . . 12
     1.71.     Restricted Matching Contributions Account . . . 12
     1.72.     Rollover Account. . . . . . . . . . . . . . . . 12
     1.73.     Rollover Contributions. . . . . . . . . . . . . 12
     1.74.     Service . . . . . . . . . . . . . . . . . . . . 13
     1.75.     Spouse. . . . . . . . . . . . . . . . . . . . . 13
     1.76.     Top Heavy Year. . . . . . . . . . . . . . . . . 13
     1.77.     Trust Agreement . . . . . . . . . . . . . . . . 14
     1.78.     Trust Fund. . . . . . . . . . . . . . . . . . . 14
     1.79.     Trustee . . . . . . . . . . . . . . . . . . . . 14
     1.80.     Valuation Date. . . . . . . . . . . . . . . . . 14
     1.81.     Vesting Service . . . . . . . . . . . . . . . . 14
     1.82.     Year of Service . . . . . . . . . . . . . . . . 14

ARTICLE 2.
     SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.1. Eligibility Service. . . . . . . . . . . . . . . . . 15
     2.2. Vesting Service. . . . . . . . . . . . . . . . . . . 16

ARTICLE 3.
     PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . 19
     3.1. Commencement of Active Participation . . . . . . . . 19
     3.2. Commencement of Inactive Participation . . . . . . . 19
     3.3. Termination of Participation . . . . . . . . . . . . 19

ARTICLE 4.
     CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . 20
     4.1. Before-Tax Contributions . . . . . . . . . . . . . . 20
     4.2. After-Tax Contributions. . . . . . . . . . . . . . . 21
     4.3. Matching Contributions and Restricted Matching
          Contributions. . . . . . . . . . . . . . . . . . . . 22
     4.4. Additional Company Contributions and Restricted
          Additional Company Contributions . . . . . . . . . . 23
     4.5. Rollover Contributions . . . . . . . . . . . . . . . 24

ARTICLE 5.LIMITATIONS ON CONTRIBUTIONS . . . . . . . . . . . . 26
     5.1. $7.000 (As Indexed) Limit on Before-Tax Contributions26
     5.2. Average Deferral Percentage Test . . . . . . . . . . 26
     5.3. Average Contribution Percentage Test . . . . . . . . 29
     5.4. Combined Average Deferral Percentage and Average
          Contribution Percentage Test . . . . . . . . . . . . 31
     5.5. Maximum Limit on Contributions . . . . . . . . . . . 33
     5.6. Deductibility of Contributions by Companies. . . . . 35

ARTICLE 6.INVESTMENT OF FUNDS. . . . . . . . . . . . . . . . . 36
     6.1. Investment Funds . . . . . . . . . . . . . . . . . . 36
     6.2. Participant Selection of Investments . . . . . . . . 36
     6.3. Loan Fund. . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 7.PLAN ACCOUNTS. . . . . . . . . . . . . . . . . . . . 37
     7.1. Accounts . . . . . . . . . . . . . . . . . . . . . . 37
     7.2. Crediting Investment Earnings. . . . . . . . . . . . 37
     7.3. Accounting . . . . . . . . . . . . . . . . . . . . . 37
     7.4. Risk of Loss . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 8.
     VESTING . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.1. Vested Interest. . . . . . . . . . . . . . . . . . . 39

ARTICLE 9.HARDSHIP AND OTHER WITHDRAWAL RIGHTS . . . . . . . . 40
     9.1. Hardship Withdrawals of Before-Tax Contributions . . 40
     9.2. Withdrawals of After-Tax and Rollover Contributions. 41
     9.3. Withdrawals After Attainment of Age 59 1/2 . . . . . 42
     9.4. Withdrawals Upon Plan Termination, Sale of Assets. or
          Sale of Subsidiary . . . . . . . . . . . . . . . . . 42
     9.5. Repayment of Withdrawals . . . . . . . . . . . . . . 42

ARTICLE 10.FORFEITURES . . . . . . . . . . . . . . . . . . . . 43
     10.1.     Forfeitures . . . . . . . . . . . . . . . . . . 43
     10.2.     Allocation of Forfeitures . . . . . . . . . . . 43
     10.3.     Restoration of Forfeitures. . . . . . . . . . . 43

ARTICLE 11.PARTICIPANT'S BENEFITS UPON SEPARATION FROM EMPLOYMENT44
     11.1.     Participant's Benefits. . . . . . . . . . . . . 44
     11.2.     Form of Benefits. . . . . . . . . . . . . . . . 44
     11.3.     Commencement of Benefits. . . . . . . . . . . . 44
     11.4.     Distributions . . . . . . . . . . . . . . . . . 46
     11.5.     Participant Directed Rollovers. . . . . . . . . 46

ARTICLE 12.BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH . . 48
     12.1.     Beneficiary's Benefits. . . . . . . . . . . . . 48
     12.2.     Form of Benefits. . . . . . . . . . . . . . . . 48
     12.3.     Commencement of Benefits. . . . . . . . . . . . 48
     12.4.     Designation of Beneficiary. . . . . . . . . . . 48
     12.5.     Distributions . . . . . . . . . . . . . . . . . 49

ARTICLE 13.
     LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     13.1.     Loan Amount, Term and Interest Rate . . . . . . 50
     13.2.     Frequency of Loans. . . . . . . . . . . . . . . 51
     13.3.     Security for Loans. . . . . . . . . . . . . . . 51
     13.4.     Repayment . . . . . . . . . . . . . . . . . . . 52
     13.5.     Further Limitations on Loans. . . . . . . . . . 53
     13.6.     Certain Beneficiaries and Inactive Participants 53
     13.7.     Loans from Prior Plan . . . . . . . . . . . . . 53

     ARTICLE 14.ADMINISTRATION OF PLAN . . . . . . . . . . . . 54
     14.1.     Appointment of Plan Administrator . . . . . . . 54
     14.2.     Resignation and Removal of Plan Administrator . 54
     14.3.     Appointment of Successor. . . . . . . . . . . . 54
     14.4.     Power and Duties of the Plan Administrator. . . 54
     14.5.     Delegation of Duties. . . . . . . . . . . . . . 55
     14.6.     Plan Administrator's Account. . . . . . . . . . 55
     14.7.     Compensation of Plan Administrator. . . . . . . 55
     14.8.     Expenses. . . . . . . . . . . . . . . . . . . . 55
     14.9.     Information Required From Participants. . . . . 56
     14.10.    Records . . . . . . . . . . . . . . . . . . . . 56
     14.11.    Reports to Participant. . . . . . . . . . . . . 56
     14.12.    Multiple Fiduciary Capacity . . . . . . . . . . 56

ARTICLE 15.PLAN ASSET COMMITTEE. . . . . . . . . . . . . . . . 57
     15.1.     Appointment of Plan Asset Committee . . . . . . 57
     15.2.     Resignation and Removal of Members. . . . . . . 57
     15.3.     Appointment of Successors . . . . . . . . . . . 57
     15.4.     Committee Powers. . . . . . . . . . . . . . . . 57
     15.5.     Allocation and Delegation of Duties . . . . . . 58
     15.6.     Investment Manager. . . . . . . . . . . . . . . 58
     15.7.     Committee Procedure . . . . . . . . . . . . . . 59
     15.8.     Compensation and Expenses of Committee. . . . . 59
     15.9.     Records . . . . . . . . . . . . . . . . . . . . 59

ARTICLE 16.
     CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . 60
     16.1.     Claims for Benefits . . . . . . . . . . . . . . 60
     16.2.     Appeals Procedure . . . . . . . . . . . . . . . 60

ARTICLE 17.AMENDMENT AND TERMINATION . . . . . . . . . . . . . 61
     17.1.     Amendment . . . . . . . . . . . . . . . . . . . 61
     17.2.     Termination or Partial Termination. . . . . . . 61
     17.3.     Merger or Consolidation of Plan Assets; Mergers
          into the Plan; Transfers of Plan Assets. . . . . . . 61

ARTICLE 18.MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . 63
     18.1.     No Contract of Employment . . . . . . . . . . . 63
     18.2.     No Liability for Benefits . . . . . . . . . . . 63
     18.3.     Exclusive Benefit of Trust Fund . . . . . . . . 63
     18.4.     Nonalienation . . . . . . . . . . . . . . . . . 64
     18.5.     Common Trust Fund . . . . . . . . . . . . . . . 65
     18.6.     Responsibility of Fiduciaries . . . . . . . . . 65
     18.7.     Indemnity by Companies. . . . . . . . . . . . . 66
     18.8.     Address for Notification:  Inability to Locate
               Participants or Beneficiaries . . . . . . . . . 66
     18.9.     Payment in Case of Incapacity . . . . . . . . . 66
     18.10.    Headings. . . . . . . . . . . . . . . . . . . . 67
     18.11.    Applicable Law. . . . . . . . . . . . . . . . . 67
     18.12.    Agent for Service . . . . . . . . . . . . . . . 67


                        SAKS FIFTH AVENUE
                     RETIREMENT SAVINGS PLAN

                             PREAMBLE

     This instrument sets forth the terms and conditions of the 401(k) savings plan adopted by Saks & Company effective as of July 1, 1990, as thereafter amended, and as in effect as of the date of execution of this instrument. Amendments to this Plan are effective as of such dates as are set forth in such amendments and instruments setting forth the terms of such amendments. Saks & Company is a New York corporation with offices headquartered in New York, New York.

     The Plan and the trust established under the Trust Agreement to implement the Plan are intended to constitute a profit-sharing plan under Section 401(a) of the Internal Revenue Code of 1986 and are intended to comply with the provisions of Section 401, including Section 401(k), and Section 501 of the Internal Revenue Code of 1986 and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

                            ARTICLE 1.
                           DEFINITIONS
     For all terms used in this Plan, whether or not defined in this Article 1., the masculine gender shall include the feminine and the feminine gender shall include the masculine and the singular shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise. The following terms used in this Plan shall have the meanings set forth in this Article 1.

     1.1. Active Participant. "Active Participant" means a person who has commenced, and remains in, active participation in the Plan pursuant to Article 3.

     1.2. Actual Contribution Percentage. "Actual Contribution Percentage" means, with respect to a group of persons for a Plan Year, the average of the ratios (expressed as a percent to the nearest 0.01%), calculated separately (to the nearest 0.01%) for each person in such group, of 1.2.1. to 1.2.2., where 1.2.1. and
1.2.2. are as follows:

          1.2.1. After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions (including Forfeitures, if any, allocated as such to the person's accounts on the basis of Before-Tax Contributions or After-Tax Contributions), and Restricted Matching Contributions not treated as Before-Tax Contributions in calculating the Actual Deferral Percentage for such Plan Year;

          1.2.2. the person's '414(s)' Compensation for such Plan Year;

     provided that, in accordance with such rules as shall be promulgated by the Secretary of the Treasury, all or a part of the Restricted Additional Company Contributions not treated as Before-Tax Contributions in calculating the Actual Deferral Percentage, and all or a part of the Before-Tax Contributions, made to the Plan on behalf of the person for such Plan Year may be treated by the Plan Administrator as Matching Contributions for purposes of such calculation.

     1.3. Actual Deferral Percentage. "Actual Deferral Percentage" means, with respect to a group of persons for a Plan Year, the average of the ratios (expressed as a percent to the nearest 0.01 %), calculated separately (to the nearest 0.01 %) for each person in such group, of 1.3.1. to 1.3.2., where 1.3.1. and 1.3.2. are as follows:

          1.3.1. Before-Tax Contributions made to the Plan on behalf of the person for such Plan Year;

          1.3.2. the person's '414(s)' Compensation for such Plan Year;

     provided that in accordance with such rules as shall be promulgated by the Secretary of the Treasury, all or a part of the Restricted Additional Company Contributions and Restricted Matching Contributions made to the Plan on behalf of the person for such Plan Year may be treated by the Plan Administrator as Before-Tax Contributions for purposes of such calculation.

     1.4. Additional Company Contribution.  "Additional Company
Contributions" means amounts contributed to the Plan by the Companies pursuant to Section 4.4.1.

     1.5. Additional Company Contributions Account.  "Additional
Company Contributions Account" means the account of a Participant maintained pursuant to Section 4.4.1. and containing amounts attributable to Additional Company Contributions.

     1.6. Adjustment Factor. "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

     1.7. Affiliated Company.  "Affiliated Company" means:

          1.7.1.    each Company;

          1.7.2.    any corporation which is a member of a
controlled group of corporations with a Company within the meaning of Section 414(b) of the Code as of or after the Effective Date;

          1.7.3.    any trade or business (including a sole
proprietorship, partnership, trust, estate or corporation) which is under common control with a Company within the meaning of Section
414(c) of the Code as of or after the Effective Date;

          1.7.4. any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Company as of or after the Effective Date;

          1.7.5. any other entity required to be aggregated with the Companies pursuant to regulations under Section 414(o) of the Code as of or after the Effective Date; and

          1.7.6.    any other entity deemed to be an Affiliated
Company by the Board of  Directors;

     provided that an entity identified in subsection 1.7.2., 1.7.3., 1.7.4. or 1.7.5. shall constitute an "Affiliated Company" only for the period of time during which its relationship to the Company satisfies the requirements of subsection 1.7.2., 1.7.3., 1.7.4. or 1.7.5.

     1.8. After-Tax Contributions. "After-Tax Contributions" means amounts contributed to the Plan by a Participant out of his own assets pursuant to Section 4.2. and "Participant Contributions" under the Prior Plan.

     1.9. After-Tax Contributions Account.  "After-Tax
Contributions Account" means the account of a Participant maintained pursuant to Section 4.2. and containing amounts attributable to After-Tax Contributions.

     1.10. Annual Addition. "Annual Addition" means the sum, in any Limitation Year, of:

          1.10.1.   Before-Tax Contributions on behalf of a
     Participant (before any reduction made pursuant to Sections
     5.1.2., 5.2., and 5.4.);

          1.10.2.   the Participant's After-Tax Contributions
     (before any reduction made pursuant to Sections 5.3. and 5.4.);

          1.10.3. Matching Contributions and Restricted Matching Contributions (the latter before any reduction made pursuant to Section 5.2., and both before any reduction made pursuant to Sections 5.3. and 5.4.) on behalf of the Participant;

          1.10.4. Additional Company Contributions and Restricted Additional Company Contributions on behalf of the Participant (the latter before any reduction made pursuant to Sections
     5.2., 5.3. and 5.4.;

          1.10.5. Forfeitures, if any, allocated as such to the Participant's accounts, but reduced by any amount permitted by regulations promulgated by the Secretary of the Treasury; and

          1.10.6. the Participant's annual additions (as defined in Section 415(c)(2) of the Code) to all other defined contribution plans of the Affiliated Companies, including any amount allocated to an individual medical account of the Participant as described in Section 415(1) of the Code, and (if the Participant is a Key Employee) any amount allocated to his post-retirement medical benefit account as described in
     Section 419A(d) of the Code.

     1.11.     Before-Tax Contributions.  "Before-Tax
Contributions" means amounts contributed to the Plan by the Companies pursuant to Section 4.1. and "Elective Contributions" under the Prior Plan.

     1.12.     Before-Tax Contributions Account.  "Before-Tax
Contributions Account" means the account of a Participant maintained pursuant to Section 4.l. and containing amounts attributable to Before-Tax Contributions.

     1.13. Beneficiary. "Beneficiary" means the one or more persons or trusts designated or deemed as such pursuant to Article 1 2.

     1.14. Board of Directors. "Board of Directors" means the board of directors of Saks & Company or any officer or officers of Saks & Company authorized by the Board of Directors to take action on its behalf.

     1.15. Cash or Deferred Contributions. "Cash or Deferred Contributions" means any amounts that would qualify as compensation but for the Participant's agreement to forego receipt thereof pursuant to a cash or deferred arrangement under Section 401(k)(2) of the Code (including a Compensation Deferral Agreement), a cafeteria plan under Section 125 of the Code, a simplified employee pension under Section 402(h) of the Code, or an annuity contract under Section 403(b) of the Code.

     1.16.     Code.  "Code" means the Internal Revenue Code of
1986, as amended from time to time.

     1.17. Company. "Company" means Saks & Company or any other company, or division or department of a company, having employees to whom the Board of Directors has extended the benefits of the Plan, or any successor entities (collectively, the "Companies"). Any action by a Company provided for under the Plan may be taken by the board of directors of that Company or by an officer or officers of that Company authorized by such board of directors to take such action. Any reference to the board of directors or officers of a Company shall, with respect to a Company which is a division or department of a company, be deemed to refer to the board of directors or officers of the company of which such Company is a division or department.

     1.18.     Compensation.  "Compensation" means '414(s)'
Compensation.

     1.19. Compensation Deferral Agreement. "Compensation Deferral Agreement" means an agreement on a form provided by the Plan Administrator by which a Participant agrees to forego receipt of compensation in consideration for the Company's agreement to make Before-Tax Contributions equal to such foregone compensation in accordance with the terms of the Plan.

     1.20.     Continued Employee.  "Continued Employee" means an
Eligible Employee employed by the Companies as of July 1, 1990.

     1.21. Date of Hire. "Date of Hire" means the date so defined in Section 2.2.l.

     1.22. Date of Rehire. "Date of Rehire" means the date so defined in Section 2.2.2.

     1.23. Date of Severance. Date of Severance" means the date so defined in Section 2.2.3.

     1.24. Defined Benefit Plan Fraction. "Defined Benefit Plan Fraction" means for any Limitation Year a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans (within the meaning of Section 414(j) of the Code) of the Affiliated Companies, which are qualified under Sections 401 and 501 of the Code, determined as of the close of the Limitation Year, and the denominator of which is the lesser of:

          1.24.1. 1.25 (1.0 for any Limitation Year beginning in a Top Heavy Year) multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for that Limitation Year, or

          1.24.2. 1.4 multiplied by the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for that Limitation Year,

provided that if such defined benefit plan(s) (or prior plan(s) from which assets and liabilities have been transferred to such defined benefit plan(s)) satisfied the applicable requirements of
Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987, the denominator of the Defined Benefit Fraction shall be determined in accordance with the rules prescribed by the Secretary of the Treasury.

     1.25. Defined Contribution Plan Fraction. "Defined Contribution Plan Fraction" means for any Limitation Year a fraction, the numerator of which is the sum of the Participant's Annual Additions for all Limitation Years as of the close of such Limitation Year and the denominator of which is the sum of the lesser of the following amounts for such Limitation Year and for each prior Limitation Year of service with the Affiliated
Companies:

          1.25.1. 1.25 (1.0 for any Limitation Year beginning in a Top Heavy Year) multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for that Limitation Year (determined without regard to Section
     415(c)(6) of the Code), or

          1.25.2. 1.4 multiplied by the amount that may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Participant for that Limitation Year.

     1.26. Determination Date. "Determination Date" means, with respect to any Plan Year, the last day of the immediately preceding Plan Year or, with respect to the first Plan Year of the Plan, the last day of such Plan Year.

     1.27. Disability. "Disability" means a total and permanent disability which is:

          1.27.1. evidenced by receipt of a Social Security disability pension;

          1.27.2. evidenced by receipt of disability payments under the Company's long-term disability program; or

          1.27.3. certified by a qualified physician or physicians approved by the Plan Administrator as preventing a Participant by bodily injury or disease or mental disease from engaging in any substantially similar occupation or employment with an Affiliated Company and as likely to continue for the rest of his life. Upon the consideration of the opinion of such physician and the opinion(s) of such additional physicians, if any, as the Plan Administrator in his discretion may consider appropriate, the determination by the Plan Administrator shall be final and binding on all persons. The Plan Administrator shall not discriminate in any way between Participants in applying the provisions of this Section.

     1.28.     Effective Date.  "Effective Date" means July 1,
1990.

     1.29.     Eligibility Service.  "Eligibility Service" means
Service used to determine an Eligible Employee's eligibility to become a Participant under the Plan, as the term is defined in
Section 2.1.4.

     1.30. Eligible Employee. "Eligible Employee" means any Employee (including any officer) employed (whether or not such person is an exempt employee under Section 13(a)(1) of the Fair Labor Standards Act) in a Company. Eligible Employee shall not include, however, any nonresident alien with no U.S. source income, any person covered by a collective bargaining agreement which does not provide for participation in the Plan, nor any leased employee within the meaning of Section 414(n)(2) of the Code included within the definition of "Employee" in this Article 1., unless such leased employee's participation in the Plan is necessary for the Plan to be or remain qualified under Section 401(a) of the Code.

     1.31. Employee. "Employee" means any person employed by an Affiliated Company (but only while the Affiliated Company is, or was, an Affiliated Company), including an Eligible Employee. Employee shall, to the extent permitted by Section 406 of the Code, be deemed to include any United States citizen employed by a foreign subsidiary or affiliate of an Affiliated Company. Employee shall not include, however, any director of a company not otherwise employed as an Employee.

     For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Section 414(n)(3) of the Code, Employee shall also include, effective for services performed after December 31, 1986, leased employees within the meaning of Section 414(n)(2) of the Code, provided that if such leased employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Section 414(n)(5)(C)(ii) of the Code, Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code.

     1.32. Entry Date. "Entry Date" means the first day of each month.

     1.33. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.34. Family Member. "Family Member" means, with respect to an Employee, the Employee, the Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants; provided that at least one of said persons is a "5-percent owner" or within the 10 most highly compensated Employees (as described in subsections 1.44.2. and 1.44.3. of the definition of Key Employee in this Article 1.); and provided further that for purposes of determining Compensation and '414(s)' Compensation, Family Member shall include only the Employee's spouse and lineal descendants who have not attained age 1 9 before the close of the Plan Year.

     1.35. Forfeiture. "Forfeiture" means the value of the nonvested portion of a Participant's Matching Contributions Account and Additional Company Contributions Account upon the occurrence of a Forfeiture Event.

     1.36. Forfeiture Event. "Forfeiture Event" means with respect to a Participant who is not 100% vested in all amounts allocated to his Matching Contributions Account and Additional Company Contributions Account, the occurrence of the earlier of:

          1.36.1. the distribution of the entire nonforfeitable portion of the Participant's accounts; or

          1.36.2.   a five (5) year Period oil Severance.

     1.37. '415' Compensation. "'415' Compensation" means a Participant's wages as defined in Section 3401 (a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, for a Plan Year, Limitation Year or other period, as applicable, from the Affiliated Companies. '415' Compensation does not include Cash or Deferred Contributions.
'415' Compensation shall include only those amounts required to be included in compensation for purposes of Section 415 of the Code.

     1.38. '414(s)' Compensation. '414(s)' Compensation" means '415' Compensation plus Cash or Deferred Contributions minus the following:

          1.38.1. any allowances, reimbursements and other similar benefits;

          1.38.2.   severance pay;

          1.38.3. non-qualified deferred compensation and other payments that receive special tax benefits; and

          1.38.4.   bonuses and executive incentive payments;

provided that '414(s)' Compensation shall not include unpaid accrued compensation or, except for purposes of Sections 5.2., 5.3. and 5.4., compensation received while not an Active Participant.

     Notwithstanding the above, '414(s)' Compensation of any Employee taken into account for any Plan Year that begins on or after January 1, 1 994 shall not exceed $150,000, as that amount is adjusted in accordance with Section 401(a)(17)(B) of the Code. If 414(s) Compensation for a period of less than twelve (12) months is used for any Plan Year, then the otherwise applicable annual limit provided under this Section is reduced in the same proportion as the reduction in the twelve-month period. If the annual limit is exceeded as a result of the aggregation of 414(s) Compensation in the case of certain Participants and Family Members, then the limit shall be prorated among the affected individuals in proportion to each such individual's 414(s) Compensation as determined under this Subsection prior to the application of the limit.

     1.39. Highly Compensated Employee. "Highly Compensated Employee" means, except as provided in Section 414(q)(6) of the Code relating to certain Family Members, any Employee who performed services for an Affiliated Company at any time during the Plan Year and who:

          1.39.1. was at any time during the Plan Year or the immediately preceding Plan Year a "5-percent owner" within the meaning of Section 414(q)(3) of the Code; or

          1.39.2. received during the immediately preceding Plan Year '415' Compensation plus Cash or Deferred Contributions exceeding:

               1.39.2.1.  $75,000 multiplied by the Adjustment
          Factor; or

               1.39.2.2 $50,000 multiplied by the Adjustment Factor, if the Employee also was one of the too 20% of Employees of the Affiliated Companies (other than Employees described in paragraphs (8) and (11) of Section 414(q) of the Code (relating to exclusions for age, service, membership in a collective bargaining unit, or status as a nonresident alien without U.S. source income)) when ranked on the basis of '41 5' Compensation plus Cash or Deferred Contributions received during such Plan Year; or

               1.39.2.3.  $45,000 multiplied by the Adjustment
          Factor, if the Employee also was at any time during such Plan Year an "officer" of an Affiliated Company within the meaning of Section 414(q)(5) of the Code;

     provided that, subject to any additional requirements as may be prescribed by the Secretary of the Treasury, for any Plan Year in which the Affiliated Companies separately or in combination maintained significant business activities as employers in at least two significantly separate geographic areas at all times during such Plan Year, the Plan Administrator may elect to apply this subsection 1.39.2. by inserting "$50,000" in lieu of "$75,000" in paragraph 1.39.2. and deleting the requirement of paragraph 1.39.2.2.; or

          1.39.3. is the Employee who was at any time during the immediately preceding Plan Year an "officer" of a Company within the meaning of Section 414(q)(5) of the Code and who also received the highest '415' Compensation plus Cash or Deferred Contributions of all such "officers" during such immediately preceding Plan Year; or

          1.39.4. was at any time during the Plan Year one of the top 100 Employees of the Affiliated Companies when ranked on the basis of '415' Compensation plus Cash or Deferred Contributions received during such Plan Year and who also met the requirements of subsections 1.39.2. or 1.39.3. for the Plan Year rather than for the immediately preceding Plan Year.

A former Employee shall be treated as a Highly Compensated Employee if he was Highly Compensated Employee either:

               for the last Plan Year during which he performed services for an Affiliated Company; or

               for any Plan Year ended after he attained age 55;
               or

               for any Plan Year ending before he attained age 55 in which his '415' Compensation plus Cash or Deferred Contributions was less than 50% of his average annual '415' Compensation plus Cash or Deferred Contributions for any one period (but not necessarily all periods) of three consecutive calendar years (or, if less, his total period of employment as an Employee) preceding such Plan Year.

The provisions of this Section shall be interpreted in a manner consistent with, and so as not to treat any person as a Highly
Compensated Employee except to the extent required by, Section
414(q) of the Code.

     1.40. Hour of Service. "Hour of Service" means each hour so defined in Section 2. 1.1.

     1.41. Inactive Participant. "Inactive Participant" means a person who has commenced, and remains in, inactive participation in the Plan pursuant to Section 3.2.

     1.42. Investment Fund. "Investment Fund" means each investment vehicle into which amounts attributable to contributions under the Plan may be directed pursuant to Article 6.
(collectively, "Investment Funds").

     1.43. Investment Manager. "Investment Manager" means the one or more investment managers within the meaning of ERISA Section 3(38) appointed pursuant to Section 15.6.

     1.44. Key Employee. "Key Employee" means any Employee who was at any time during the Plan Year ending on the Determination Date or during any one of the four Plan Years immediately preceding such Plan Year, any one or more of the following, interpreted in accordance with Section 416(i)(1) of the Code:

          1.44.1. an officer of any Affiliated Company whose '415' Compensation plus Cash or Deferred Contributions for the Plan Year exceeded 50% of the amount in effect under Section
     415(b)(1)(A) of the Code on December 31 in the Plan Year;

          1.44.2. one of the 10 Employees whose '415' Compensation plus Cash or Deferred Contributions for the Plan Year exceeded the amount in effect under Section 415(c)(1)(A) of the Code on December 31 in the Plan Year and who owned (or are considered to have owned) the largest interests, exceeding one-half of one percent (1/2%), in the Affiliated Companies;

          1.44.3. a "5-percent owner" of any Company of which he is an Employee; or

          1.44.4. a "l-percent owner" of any Company of which he is an Employee and whose '415' Compensation plus Cash or Deferred Contributions for the Plan Year exceeded $150,000.

     1.45. Limitation Year. "Limitation Year" means the Plan Year; provided that for the short Plan Year commencing on the Effective Date and ending January 31, 1991, Limitation Year shall mean the twelve (12) month period ending January 31, 1991. If a short Limitation Year is created because of an amendment changing the Plan Year to a different twelve (12) month period, a Participant's Annual Addition for the short Limitation Year may not exceed the defined contribution dollar limitation under Section
5.5.1.1 multiplied by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and denominator of which is twelve (12).

     1.46.     Loan.  "Loan" means a loan granted from the Loan
Fund in accordance with Article 13.

     1.47. Loan Fund. "Loan Fund" means the Investment Fund described in Section 6.3.

     1.48. Matching Contributions. "Matching Contributions" means amounts contributed to the Plan by the Companies pursuant to
Section 4.3.l. and "Matching Contributions" under the Prior Plan .

     1.49.     Matching Contributions Account.  "Matching
Contributions Account" means the account of a Participant maintained pursuant to Section 4.3.1. and containing amounts attributable to Matching Contributions.

     1.50. Maternity or Paternity Leave. "Maternity or Paternity Leave" means any period of absence from employment beginning in any Plan Year commencing after December 31, 1984 by reason of the pregnancy of a Participant or the birth of a child of a Participant, or by reason of the placement of a child with a Participant in connection with its adoption by the Participant, or for the purpose of caring for such child during the period immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a Maternity or Paternity Leave if the Participant shall fail to comply with a request by the Company to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

     1.51. Named Fiduciary. "Named Fiduciary" means the Plan Administrator, the Plan Asset Committee, the Trustee and the Investment Manager(s). Each such Named Fiduciary shall constitute a named fiduciary within the meaning of ERISA Section 402(a)(2).

     1.52. Normal Retirement Act. "Normal Retirement Act" means (a) age sixty-five (65) for each Participant whose Date of Hire occurs prior to February 1, 1991, and (b) the later of age sixty-five (65) or the fifth anniversary of the date the Employee first becomes a Participant herein for each Participant whose Date of Hire occurs on or after February 1, 1991.

     1.53.     Participant.  "Participant" means an Active
Participant or an Inactive Participant. A Participant shall be deemed to be a Participant in respect of the Company in which he is, or was most recently, an Eligible Employee.

     1.54.     Pay Date.  "Pay Date" means the last day of a Pay
Period.

     1.55. Pay Period. "Pay Period" means the applicable period for which '414(s)' Compensation is paid.

     1.56.     Payroll Deduction Agreement.  "Payroll Deduction
Agreement" means an agreement on a form provided by the Plan
Administrator by which a Participant agrees to contribute After-Tax Contributions to his After-Tax Contributions Account by regular payroll deduction in accordance with the terms of the Plan.

     1.57. Period of Service. "Period of Service" means each period so defined in Section 2.2.4.

     1.58. Period of Severance. "Period of Severance" means each period so defined in Section 2.2.5.

     1.59. Plan. "Plan" means the Saks Fifth Avenue Retirement Savings Plan, effective as of July 1, 1990, as amended from time to time.

     1.60. Plan Administrator. "Plan Administrator" means the officer appointed pursuant to Section 14.1., who shall constitute the administrator of the Plan within the meaning of ERISA Section
3(16).

     1.61. Plan Asset Committee. "Plan Asset Committee" means the committee appointed pursuant to Section 1 5. 1.

     1.62. Plan Year. "Plan Year" means the one-year period starting January 1, 1995 and ending December 31, 1995 and each successive one-year period ending on any December 31. For periods prior to January 1, 1995, "Plan Year" means as follows: the eleven
(11) month short period commencing February 1, 1994 and ending December 31, 1994, the one-year periods ending January 31, 1992 and 1993, and the seven (7) month initial short period commencing on the July 1, 1990 Effective Date and ending January 31, 1991.

     1.63.     Prior Plan.  "Prior Plan" means the BATUS Retail
Retirement Savings Plan.

     1.64.     Qualified Domestic Relations Order.  "Qualified
Domestic Relations Order" means a "qualified domestic relations order" within the meaning of Section 206(d) of ERISA and Section
414(p) of the Code.

     1.65.     Quarterly Date.  "Quarterly Date" means March 31,
June 30, September 30 or December 31.

     1.66.     Restricted Additional Company Contributions.
"Restricted Additional Company Contributions" means amounts contributed to the Plan by the Companies pursuant to Section 4.4.2.

     1.67. Restricted Additional Company Contributions Account. "Restricted Additional Company Contributions Account" means the account of a Participant maintained pursuant to Section 4.4.2. and containing amounts attributable to Restricted Additional Company Contributions.

     1.68. Restricted After-Tax Contributions. "Restricted After-Tax Contributions" means amounts originally contributed to the Plan by the Companies as Before-Tax Contributions but, in order to preserve the qualification of the Plan under Sections 401(a) and 401(k) of the Code, recharacterized by the Plan Administrator pursuant to Section 5.2.3.2. as amounts contributed to the Plan by Participants out of their own assets.

     1.69.     Restricted After-Tax Contributions Account.
"Restricted After-Tax Contributions Account" means the account of a Participant maintained pursuant to Section 5.2.3.2. and containing amounts attributable to Restricted After-Tax
Contributions.

     1.70.     Restricted Matching Contributions.  "Restricted
Matching Contributions" means amounts contributed to the Plan by the Companies pursuant to Section 4.3.2.

     1.71.     Restricted Matching Contributions Account.
"Restricted Matching Contributions Account" means the account of a participant maintained pursuant to Section 4.3.2. and containing amounts attributable to Restricted Matching Contributions.

     1.72. Rollover Account. "Rollover Account" means the account of a Participant maintained pursuant to Section 4.5. and containing amounts attributable to Rollover Contributions.

     1.73. Rollover Contributions. "Rollover Contributions" means amounts contributed to the Plan by an Eligible Employee pursuant to Section 4.5.

     1.74. Service. "Service" means a sum of computation periods so defined in either Section 2.1.3. or Section 2.2.6., as applicable.

     1.75. Spouse. "Spouse" means the person to whom a Participant is lawfully married as of his death, provided that Spouse shall instead mean another spouse of a Participant to the extent required by a Qualified Domestic Relations Order.

     1.76. Top Heavy Year. "Top Heavy Year" means a Plan Year for which the Plan is Top Heavy, as defined below and interpreted in accordance with Section 416 of the Code and applicable regulations thereunder:

          1.76.l.   The Plan shall be Top Heavy for any Plan Year
     if it is included in, or it alone constitutes, an Aggregation Group (defined below) under which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for all Key Employees (and their beneficiaries) under all defined benefit plans included in such group plus the aggregate of the accounts of all Key Employees (and their beneficiaries) under all defined contribution plans included in such group (after including any Additional Company Contributions and Restricted Additional Company Contributions timely made for the preceding Plan Year under Section 4.4.l. exceeds 60% of the analogous sum for all participants (and their beneficiaries) under such plans. For purposes of this subsection 1.76.1.:

               1.76.1.1. the foregoing sums shall not include any amounts in respect of participants who have performed no service for any Affiliated Company during the five (5) year period ending with the Determination Date, but they otherwise shall include distributions made during the five (5) year period ending with the Determination Date, and

               1.76.1.2. the accrued benefits of an Employee other than a Key Employee shall be determined

                    1.76.1.2.1.  under the method that uniformly
               applies for accrual purposes under all defined benefit plans maintained by the Affiliated
               Companies, or

                    1.76.1.2.2. if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          1.76.2. "Aggregation Group" means all existing and terminated plans (even if only one plan) maintained by all Affiliated Companies in which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, a Key Employee was a participant or which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, was combined with any of such plans in order to meet the coverage or nondiscrimination requirements of Sections 410 or 401(a)(4) of the Code. The Aggregation Group shall also include those additional plans, if any, which are selected from time to time by the Board of Directors to be included in the Aggregation Group if their inclusion would not prevent the Aggregation Group from meeting the requirements of Sections 410 and 401(a)(4) as of the particular Determination Date.

     1.77. Trust Agreement. "Trust Agreement" means the trust agreement established to implement the Plan, as amended from time to time.

     1.78. Trust Fund. "Trust Fund" means the fund, including the earnings thereon, held by the Trustee into which all contributions of the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into such Investment Funds as are designated in or under Article 6.

     1.79. Trustee. "Trustee" means the trustee or trustees, from time to time, of the trust established under the Trust
Agreement.

     1.80. Valuation Date. "Valuation Date" means each business day or such other dates as the Investment Manager values the assets of the Investment Fund.

     1.81. Vesting Service. "Vesting Service" means Service used to determine the extent to which the balances of a Participant's accounts are nonforfeitable, as the term is defined in Section 2.2.7.

     1.82. Year of Service. "Year of Service" means each one-year computation period so defined in Section 2.1.2.

                            ARTICLE 2.
                             SERVICE
     The following terms used in this Plan shall have the meanings set forth in this Article 2.

     2.1. Eligibility Service.

          2.1.1.    "Hour of Service" means:

               2.1.1.1.  each hour for which an Employee is
          directly or indirectly paid or entitled to payment as an Employee for the performance of duties;

               2.1.1.2.  each hour for which an Employee is
          directly or indirectly paid or entitled to payment as an Employee for reasons other than the performance of duties; and

               2.1.1.3.  each hour for which back pay to an
          Employee, irrespective of mitigation of damage, has been either awarded or agreed to by the Company or any Affiliated Company;

     provided that an Employee employed on a salaried basis shall be credited with 190 Hours of Service for each calendar month in which the Employee would be required to be credited with at least 1 Hour of Service hereunder.

     Hours shall be credited under paragraphs 2.1.1.2. and 2.1.1.3. above in accordance with Section 2530.200b-2(b) and (c) of Title 29 of the Code of Federal Regulations, as amended from time to time. However, not more than 501 Hours of Service shall be credited to any Employee or Participant during any computation period for any single, continuous period during which the Employee or Participant performs no duties.

          2.1.2. "Year of Service" means each one-year computation period, described herein, during which an Employee is credited with at least 1000 Hours of Service. In determining Years of Service for purposes of Eligibility Service, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period ending on the last day of each Plan Year ending after the end of that first computation period. Notwithstanding the above, if any Employee completes not less than 750 Hours of Service within the nine-month period commencing on the date the individual became an Employee (or, if applicable, commencing on the first day of any Plan Year thereafter), he shall be deemed to have satisfied the 1000 Hours of Service rule set forth above as of the last day of the applicable computation period. If the Plan is amended to change the Plan Year, an Employee shall be deemed to have satisfied the 1000 Hours of Service requirement with respect to a Plan Year if he satisfies the 1000 Hours of Service requirement in the one-year period that begins on the first day of the short Plan Year or the first day of any Plan Year thereafter.

          2.1.3. "Service" means, for purposes of determining Eligibility Service, the sum (expressed as an integer) of all Years of Service, provided that Years of Service prior to the Effective Date shall be disregarded. Notwithstanding the preceding proviso, in determining Years of Service with respect to a Continued Employee following the transfer to the Plan of assets and liabilities attributable to Continued Employees from the Prior Plan, all years of service recognized under the terms of the Prior Plan with respect to such Continued Employee as of June 30, 1990, to the extent not otherwise credited under the preceding subsections of this
     Section 2.1., shall be credited to such Continued Employee under this Plan as of the Effective Date.

          2.1.4. "Eligibility Service" means Service used to determine an Eligible Employee's eligibility to become a Participant.

     2.2. Vesting Service.

          2.2.1. "Date of Hire" means the date on which a person first performs an hour of duties for which he is paid, or entitled to pay, as an Employee.

          2.2.2. "Date of Rehire" means the date following a Date of Severance on which a person next performs an hour of duties for which he is paid, or entitled to pay, as an Employee.

          2.2.3.    "Date of Severance" means the earlier of:

               2.2.3.l.  the date on which an Employee is absent as
          an Employee because he quits, retires, is discharged or dies; or

               2.2.3.2.  the first anniversary of an Employee's
          absence as an Employee for any other reason;

     provided that if the Employee incurs a Date of Severance pursuant to the foregoing upon his quit, retirement or discharge (regardless of whether such event caused, or occurred during, his absence as an Employee) and has a Date of Rehire as an Employee within one (1) year following the commencement of his absence as an Employee, the Date of Severance shall be removed and treated for all purposes of measuring Periods of Service or Periods of Severance as if it had not occurred. For purposes of this subsection, an Employee is absent as an Employee on any day during which he does not perform an hour of duties for which he is paid or entitled to pay, as an Employee. In the event that an Employee is absent on approved leave of absence for military service in the Armed Forces of the United States (or such other alternative service as may be required under the terms of the Military Selective Service Act), the period of said Employee's leave of absence shall be deemed an absence under
     2.2.3.2. above to the extent required and under the conditions specified by 38 U.S.C. Section 2021 et seq., and the regulations promulgated thereunder, all as from time to time amended.

          2.2.4. "Period of Service" means; each period of time commencing on a Date of Hire or Date of Rehire and ending on the next Date of Severance.

          2.2.5. "Period of Severance" means each period of time commencing on a Date of Severance and ending on the next Date of Rehire, provided that if the Date of Severance occurs at the outset of or during a Maternity or Paternity Leave, the Period of Severance shall commence, if at all, on the first anniversary of such Date of Severance.

          2.2.6. "Service" means, for purposes of determining Vesting Service, the sum (rounded to the next highest one-twelfth (1/12) year) of all Periods of Service, provided that no person shall accrue more than one (1) full year of Service with respect to any Plan Year, and provided further that Periods of Service shall be disregarded to the extent required by one or more of the following rules:

               2.2.6.1. If a person incurs a one-year Period of Severance, all Periods of Service prior to the Period of Severance shall be disregarded in determining Vesting Service with respect to contributions following the Period of Severance unless and until the person completes a one-year Period of Service after the Period of Severance;

               2.2.6.2. If a person incurs a five-year Period of Severance, all Periods of Service following the Period of Severance shall be disregarded in determining Vesting Service with respect to contributions for service prior to -the Period of Severance;

               2.2.6.3. If a Participant who has only a nonvested interest in his Matching Contributions Account and his Additional Company Contributions Account incurs a five-year Period of Severance, all Periods of Service prior to the Period of Severance shall be disregarded;

               2.2.6.4.  No Periods of Service, or portions
          thereof, prior to   the effective Date shall be
                              included;

     provided that, in determining Periods of Service with respect to a Continued Employee following the transfer to the Plan of assets and liabilities attributable to Continued Employees from the Prior Plan, all periods of service recognized under the terms of the Prior Plan with respect to such Continued Employee as of June 30, 1990, shall be credited to such Continued Employee under this Plan as of the Effective Date.

          2.2.7.    "Vesting Service" means Service used to
     determine the extent to which the balances of a Participant's accounts are nonforfeitable.


                            ARTICLE 3.
                          PARTICIPATION
     3.1. Commencement of Active Participation. A person shall commence or recommence active participation in the Plan in accordance with the following rules:

          3.1.1.    A Continued Employee who was a participant in
     the Prior      Plan, or who satisfied the eligibility
                    requirements of the Prior Plan, as of June 30, 1990, shall become an Active Participant as of the Effective Date.

          3.1.2. A person who does not become a Participant under Section 3.1.1. shall become an Active Participant as of the first Entry Date following the end of the applicable computation period on which he is an Eligible Employee who has attained age twenty-one (21) and is credited with a year of Eligibility Service.

          3.1.3. An Inactive Participant under Section 3.2.2. or a former Participant shall become an Active Participant as soon as practicable following the date on which he again becomes an Eligible Employee.

     3.2. Commencement of Inactive Participation. A person shall commence or recommence inactive participation in the Plan in accordance with the following rules:

          3.2.1. An Eligible Employee not eligible to be an Active Participant under Section 3.1. shall become an Inactive Participant upon receipt of Rollover Contributions on his behalf by the Trustee.

          3.2.2. An Active Participant shall become an Inactive Participant as of the date he ceases to be an Eligible
     Employee.

     3.3. Termination of Participation. An Active Participant or an Inactive Participant shall cease to be a Participant as of the date he no longer has, under the provisions of the Plan, an interest in an account.



                            ARTICLE 4.
                          CONTRIBUTIONS
     4.1. Before-Tax Contributions.

          4.1.1. General. Subject to the limitations on contributions under Article 5., the Companies, with respect to each Pay Period, shall contribute to the Before-Tax
     Contributions Account of each Active Participant who has a Compensation Deferral Agreement in effect for such Pay Period (other than a Participant who has made a hardship withdrawal under Section 9.1. within the preceding twelve (12) months) Before-Tax Contributions in an amount equal to the reduction in the Participant's compensation specified in his Compensation Deferral Agreement; provided that no Before-Tax Contributions shall be made to a Participant's Before-Tax Contributions Account for any Pay Period in which his compensation is insufficient to permit the agreed-upon Before-Tax Contributions after all statutory withholdings and deductions, deductions authorized by the Participant and any other deductions, are made.

          4.1.2. Compensation Deferral Agreements. A Compensation Deferral Agreement shall not be valid unless the Participant specifies therein the amount of compensation which he agrees to forego pursuant to the Compensation Deferral Agreement. Such amount shall be in increments of one percent (1%), but shall not be, when combined with the percentage contributed under Section 4.2.2., greater than sixteen percent (16%) of the Participant's '414(s)' Compensation. An Active Participant's Compensation Deferral Agreement shall be effective, until changed or revoked, for each Pay Date on or after the first day of the month coincident with or next following thirty (30) days (or such other, period as the Plan Administrator may prescribe) after the date upon which the executed Compensation Deferral Agreement is received by the Plan Administrator. Effective with the first Pay Date in any month, an Active Participant may change the percentage of '414(s)' Compensation which he agrees to forego pursuant to a Compensation Deferral Agreement by executing a new Compensation Deferral Agreement which is received by the Plan Administrator at least thirty (30) days (or such other period as the Plan Administrator may prescribe) before the first day of such month.

          4.1.3. Suspension of Before-Tax Contributions. A Participant may at any time, by written notice at least thirty
     (30) days prior to the first day of the month (or such other period as the Plan Administrator may prescribe) to the Plan Administrator, direct the discontinuance of all Before-Tax Contributions on his behalf, effective as of the first Pay Date in such month. An Active Participant may thereafter resume Before-Tax Contributions to the Plan as of the first Pay Date in such month by giving written notice to the Plan Administrator at least thirty (30) days (or such other period as the Plan Administrator may prescribe) before the first day of such month.

          4.1.4. Payment to Trustee. Before-Tax Contributions for any Plan Year shall be paid to the Trustee as soon as practicable after the Pay Period with respect to which they are made, but in no event later than the earlier of:

               4.1.4.1. the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year
          (including extensions thereof); and

               4.1.4.2.  twelve (12) months following the end of
          such Plan Year.

     4.2. After-Tax Contributions.

          4.2.1. General. Subject to the limitations on contributions under Article 5., each Active Participant (other than a Participant who has made a hardship withdrawal under
     Section 9. 1. within the preceding twelve (12) months) shall be eligible to make After-Tax Contributions to his After-Tax Contributions Account through regular payroll deductions; provided that no After-Tax Contributions shall be made by payroll deduction to a Participant's After-Tax Contributions Account for any Pay Period in which his compensation is insufficient to permit the agreed-upon After-Tax Contributions after all statutory withholdings and deductions, deductions authorized by the Participant and any other deductions, are made.

          4.2.2. Payroll Deduction Agreements. No After-Tax Contributions shall be made by payroll deduction with respect to any Pay Period unless the Participant has a Payroll Deduction Agreement in effect for such Pay Period. A Payroll Deduction Agreement shall not be valid unless the Participant specifies therein the amount of compensation which he agrees to contribute to the Plan through regular payroll deduction. Such amount shall be in increments of one percent (1%), but shall not be, when combined with the percentage contributed under Section 4.1.2., greater than sixteen percent (16%) of the Participant's '414(s)' Compensation. An Active Participant's Payroll Deduction Agreement shall be effective, until changed or revoked, for each Pay Date on or after the first day of the month coincident with or next following thirty (30) days (or such other period as the Plan Administrator may prescribe) after the date upon which the executed Payroll Deduction Agreement is received by the Plan Administrator. Effective with the first Pay Date in any month, an Active Participant may change the percentage of '414(s)' Compensation which he agrees to contribute pursuant to a Payroll Deduction Agreement by executing a new Payroll Deduction Agreement which is received by the Plan Administrator at least thirty (30) days (or such other period as the Plan Administrator may prescribe) before the first day of such month.

          4.2.3. Suspension of After-Tax Contributions by Payroll Deduction. A Participant may at any time, by prior written notice of at least thirty (30) days (or such other period as the Plan Administrator may prescribe) to the Plan Administrator, direct the discontinuance of all After-Tax Contributions by regular payroll deduction on his behalf, effective as of the first Pay Date in any month. An Active Participant may thereafter resume After-Tax Contributions by regular payroll deduction to the Plan as of the first Pay Date in any month by giving written notice to the Plan Administrator at least thirty (30) days (or such other period as the Plan Administrator may prescribe) before the first day of such month.

          4.2.4. Payment to Trustee. After-Tax Contributions for any Plan Year shall be paid to the Trustee as soon as practicable after the Pay Period with respect to which they are made, but in no event later than the earlier of:

               4.2.4.1. the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year
          (including extensions thereof); and

               4.2.4.2.  twelve (12) months following the end of
          such Plan Year.

     4.3. Matching Contributions and Restricted Matching
Contributions.

          4.3.1.    Matching Contributions--General.

               4.3.1.1. Regular Matching Contribution. Subject to the limitations on contributions under Article 5., on or as of each Pay Date on which an Eligible Employee is an Active Participant, the Companies shall contribute to his Matching Contributions Account Matching Contributions in an amount equal in value to twenty-five percent (25%) (or such other percentage as the Board of Directors may determine for all such Participants for such Plan Year) of his Before-Tax or After-Tax Contributions (or both); provided that no amounts in excess of six percent (6%) of the Participant's '414(s)' Compensation shall be matched.

               4.3.1.2. Supplemental Matching Contribution. Subject to the limitations on contributions under Article 5., for each Plan Year the Companies shall contribute to the Matching Contributions Account of each Participant who was an Active Participant on the last day of such Plan Year Matching Contributions in an amount equal in value to a percentage of the Before-Tax Contributions or After-Tax Contributions (or both) up to six percent (6%) of the Participant's '414(s)' Compensation credited to the Participant's Before-Tax Contributions Account or After-Tax Contributions Account (or both) for such Plan. Year (after application of the limitations of Sections 5.1., 5.2. and 5.4.) that were not withdrawn, or distributed in that Plan Year, as determined by the Board of Directors as applicable for this purpose to all such Participants for such Plan Year, or, if no such percentage is so determined, the percentage shall be zero.

          4.3.2. Restricted Matching Contributions--General. Subject to the limitations on contributions under Article 5., for each Plan Year the Companies shall contribute to the Restricted Matching Contributions Account of each Participant who was an Active Participant on the last day of such Plan Year and who was not a Highly Compensated Employee for such Plan Year Restricted Matching Contributions in an amount equal in value to the product of:

               4.3.2.1. the amount of Before-Tax Contributions and After-Tax Contributions credited to the Participant's Before-Tax Contributions Account and After-Tax Contributions Account for such Plan Year (after application of the limitations of Sections 5.1., 5.2.,
          5.3. and 5.4.) that were not withdrawn, borrowed or distributed in that Plan Year, and

               4.3.2.2. the fraction determined by the Board of Directors as applicable for this purpose to all such Participants for such Plan Year, or, if no such fraction is so determined, zero.

          4.3.3. Special Rule Concerning Withdrawals, and Distributions. For purposes of Sections 4.3.1. and 4.3.2, withdrawals and distributions of Before-Tax Contributions and After-Tax Contributions pursuant to the Plan shall be deemed, insofar as possible, to derive from Before-Tax Contributions and After-Tax Contributions made in the Plan Year under consideration.

          4.3.4. Payment to Trustee. Matching Contributions and Restricted Matching Contributions for any Plan Year shall be paid to the Trustee as soon as practicable before or after the end of the Plan Year but in no event later than the earlier of:

               4.3.4.1. the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year
          (including extensions thereof); and

               4.3.4.2.  twelve (12) months following the end of
          such Plan Year.

     4.4. Additional Company Contributions and Restricted
Additional Company Contributions.

          4.4.1. Additional Company Contributions--General. Except as provided in this subsection 4.4.1., for any Top Heavy Year the Companies shall make such Additional Company Contributions (if any), calculated separately with respect to each Participant other than a Key Employee, who is an Employee on the last day of such Top Heavy Year, as shall be necessary to cause the ratio of (1) to (2) for each such Participant to equal at least the lesser of three percent (3%) or the highest
     such ratio for the Plan Year for any Key     Employee, where
     (1) and (2) are as follows:

               4.4.1.1. the aggregate contributions by Affiliated Companies (including Forfeitures, if any, allocated as such to Participant's accounts, but excluding Before-Tax Contributions or other Cash or Deferred Contributions if the Participant is not a Key Employee, Matching Contributions and Restricted Matching Contributions) to this Plan and all other defined contribution plans maintained by the Affiliated Companies on behalf of the Participant (or on behalf of the beneficiaries of such Participant);

               4.4.1.2. the lesser of (A) $200,000 multiplied by the ratio of the Adjustment Factor in effect for the Plan Year to the Adjustment Factor in effect for the Plan Year beginning in 1989, and (B) the Participant's '415'
          Compensation.

     Contributions shall not be required under this subsection
     4.4.1. to the extent lesser contributions are permitted in regulations promulgated by the Secretary of the Treasury under
     Section 416(f) of the Code pertaining to Participants who also are participants in any defined benefit pension plan sponsored by an Affiliated Company.

          4.4.2. Restricted Additional Company Contributions--General. Subject to the limitations on contributions under
     Article 5., for each Plan Year the Companies shall contribute to the Restricted Additional Company Contributions Account of each Participant who was an Active Participant on the last day of such Plan Year and who was not a Highly Compensated
     Employee for such Plan Year Restricted Additional Company
     Contributions in an amount equal in value to the product of:

               4.4.2.1.  the Participant's '414(s)' Compensation
          for such Plan  Year, and

               4.4.2.2.  the fraction determined by the Board of
          Directors as applicable for this purpose to all such Participants for such Plan Year, or, if no such fraction is so determined, zero.

          4.4.3.    Payment to Trustee.  Additional Company
     Contributions and Restricted Additional Company Contributions for any Plan Year shall be paid to the Trustee as soon as practicable before or after the end of the Plan Year but in no event later than the earlier of:

               4.4.3.1.  with respect to Additional Company
          Contributions and Restricted Additional Company
          Contributions, the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year
          (including extensions thereof); and

               4.4.3.2. only with respect to Restricted Additional Company Contributions, twelve (12) months following the end of such Plan Year.

     4.5. Rollover Contributions.

          4.5.1. An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 3.1, may transfer to the Trust Fund an "eligible rollover distribution," as defined in Section 402(c)(4) of the Code, provided that such distribution is from a plan which meets the requirements of Section 401(a) of the Code (the "other plan").

          4.5.2.    The procedures approved by the Plan
     Administrator shall provide that such a transfer may be made only if the following conditions are met:

               4.5.2.1.  the transfer occurs on or before the
          sixtieth (60th) day following the Eligible Employee's receipt of the distribution from the other plan; and

               4.5.2.2. the amount transferred is equal to any portion of the distribution the Eligible Employee received from the other plan, subject to the maximum rollover provision of Section 402 of the Code; and

               4.5.2.3. the amount transferred consists entirely of cash.

          4.5.3. Notwithstanding the foregoing, if an Eligible Employee had deposited a distribution previously received from another plan into an individual retirement account ("IRA"), as defined in Section 408 of the Code, he may transfer the amount of such distribution plus earnings thereon from the IRA to this Plan, provided such rollover amount is deposited with the Trustee on or before the sixtieth (60th) day following receipt thereof from the IRA, and provided such rollover meets all the requirements of Code Section 408(d)(3).

          4.5.4. The Plan Administrator shall develop such procedures, and may require such information (including, without limitation, opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) from an Eligible Employee desiring to make such a transfer, as it deems necessary or desirable, to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. Such account shall be one hundred percent (100%) vested in the Eligible Employee and shall share in income allocations in accordance with Section 7.2. Upon termination of employment, the total amount of the Rollover Account shall be distributed in accordance with Article 1 1.

          4.5.5. Upon such a transfer by an Eligible Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                            ARTICLE 5.

                   LIMITATIONS ON CONTRIBUTIONS

     5.1. $7.000 (As Indexed) Limit on Before-Tax Contributions.

          5.1.1. Plans of Affiliated Companies Only. Notwithstanding anything to the contrary in Article 4., the amount of Before-Tax Contributions on behalf of a Participant for any calendar year, prior to any reduction thereof under
     Section 5.2.2., shall not exceed $7,000 multiplied by the Adjustment Factor; provided that if the Participant made a hardship withdrawal under Section 9.1. any time during the immediately preceding calendar year, such amount shall be reduced by the amount of the Participant's Before-Tax Contributions in the previous calendar Year.

          5.1.2. Plans of Affiliated Companies and Other Plans or Arrangements. If the Plan Administrator receives a written notice from a Participant not later than March 1 of any calendar year:

               5.1.2.1. which states that the Participant's "elective deferrals," within the meaning of Section 402(g) of the Code, for the immediately preceding calendar year, exceed the limit prescribed by Section 402(g) of the Code by an amount specified in the notice, and

               5.1.2.2. which specifies the amount of such excess allocated by the Participant to the Plan,

     the amount of such allocated excess (and any income allocable to such amount, calculated in such manner as may be prescribed by the Secretary of the Treasury), less any excess Before-Tax Contributions previously returned to or recharacterized in respect of the Participant for the Plan Year beginning with or within such calendar year under Section 5.2.3., may be distributed to the Participant not later than the April 15 following receipt of the notice (without regard to other provisions of the Plan with respect to distributions).

     5.2. Average Deferral Percentage Test.

          5.2.1.    Notwithstanding anything to the contrary in
     Article 4. and except as may be required or otherwise permitted by rules prescribed by the Secretary of the Treasury, the Plan Administrator shall take such action as he deems appropriate to insure that the amount of Before-Tax Contributions on behalf of Highly Compensated Employees for any Plan Year satisfies the following requirement:

          If (DN)Is:                    Then (DH) May Not Exceed:
          2 Or Less                2 Times (DN)
          Greater Than 2 But Less Than 8     2 Percentage Points
Plus (DN)
          8 Or More                1.25 Times (DN)
               where:
          "(DN)" is the Actual Deferral Percentage for the Plan Year for all Active Participants who were not Highly Compensated Employees (nor certain Family Members described in
     Section 414(q)(6) of the Code) for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons); and

          "(DH)" is the Actual Deferral Percentage for the Plan Year for all Active Participants who were Highly Compensated Employees for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons). For purposes of the foregoing requirement:

               5.2.1.1.  deferrals in excess of the limits of
          Section 5.1.2. made under a plan or plans not sponsored by any Affiliated Company, and any excess deferrals distributed to Highly Compensated Employees under Section 5.1.2., shall nevertheless be treated as Before-Tax Contributions for the Plan Year(s) for which such distributed excess deferrals originally were made;

               5.2.1.2. Cash or Deferred Contributions on behalf of participants under all other plans (if any) of the Affiliated Companies (except as may otherwise be prescribed by the Secretary of the Treasury as to employee stock ownership plans) which were considered as one plan for purposes of satisfying the nondiscrimination requirements of Section 401 (a)(4) of the Code or the coverage requirements of Section 410(b) of the Code shall be treated as Before-Tax Contributions of such participants under the Plan, except to the extent that such other plans do not have the same plan year as this Plan; and

               5.2.1.3. with respect to a Participant under the Plan, Cash or Deferred Contributions in respect of such Participant under all other plans (if any) of the Affiliated Companies which are intended to satisfy the requirements of Section 401(a) of the Code (except as may otherwise be prescribed by the Secretary of the Treasury as to employee stock ownership plans) shall be treated as Before-Tax Contributions of such Participant under the Plan, provided that this paragraph 5.2.1.3. shall not apply unless the Participant is a Highly Compensated Employee.

          5.2.2. Reduction of Before-Tax Contributions. If for any Plan Year it is determined that the discrimination requirements under Section 5.2.1. are not and will not be satisfied, the Participants who are Highly Compensated
     Employees shall have their Before-Tax Contributions reduced retroactively as follows:

               5.2.2.1. The Participant or Participants with the highest individual Actual Deferral Percentage shall have his or their Before-Tax Contributions reduced so that his or their Actual Deferral Percentage is reduced by one-hundredth of one percentage point (0.01%).

               5.2.2.2.  If the discrimination requirements set
          forth in Section 5.2.1.   still are not satisfied after
          the reduction under Section 5.2.2.1. is made, the Participant or Participants with the highest individual Actual Deferral Percentage after the reduction under
          Section 5.2.2.1. is made (including any Participant whose Before-Tax Contributions are reduced under Section 5.2.2.1.) shall have his or their Before-Tax Contributions reduced, or further reduced, so that his or their Actual Deferral Percentage is further reduced by one-hundredth of one percentage point (0.01%). This process shall continue until the discrimination requirements under Section 5.2.1. are satisfied.

          5.2.3. Disposition of Reduced Amounts. At the Plan Administrator's discretion, a Participant whose Before-Tax Contributions have been reduced in accordance with Section
     5.2.2. shall have the amount of such reduction (less any excess deferrals previously distributed to the Participant for the calendar year ending with or within the Plan Year under
     Section 5.1.2.),

               5.2.3.1. returned to him (without regard to other provisions of this Plan with respect to distributions) along with any income (including gains and losses) attributable thereto under the Plan (calculated in such manner as may be provided in rules prescribed by the Secretary of the Treasury) or,

               5.2.3.2.  to the extent provided in regulations
          prescribed by the Secretary of the Treasury, added no later than 2 1/2 months after the close of the Plan Year to his Restricted After-Tax Contributions Account as
          Restricted After-Tax Contributions for the Plan Year.

     To the extent any such return of such contributions was not already made within 2 1/2 months following the Plan Year for which such contributions were made (so as to avoid any applicable 10% excise tax on the Companies under Section 4979 of the Code), such return of Before-Tax Contributions shall be made no later than the last day of the Plan Year immediately following the Plan Year for which such contributions were made. For purposes of inclusion in the Participant's gross income, such amounts returned within 2 1/2 months after the end of the Plan Year and such recharacterized amounts shall be deemed received by the Participant on the dates the amounts would have been received as income, determined on a first-deferred-first-returned-or-recharacterized basis, had they not originally been deferred; and amounts returned more than 2 1/2 months after the end of the Plan Year shall be deemed received by the Participant when actually returned.

     5.3. Average Contribution Percentage Test.

          5.3.1. Test. Notwithstanding anything to the contrary in Article 4. and except as may be required or otherwise permitted by rules prescribed by the Secretary of the Treasury, the Plan Administrator shall take such action as he deems appropriate to insure that the amount of After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions, and Restricted Matching Contributions on behalf of Highly Compensated Employees for any Plan Year satisfies the following requirement:

          If (CN) Is:                   Then (CH) May Not Exceed:

          2 Or Less                2 Times (CN)

          Greater Than 2 But Less Than 8     2 Percentage Points
Plus (CN)

          8 Or More                1.25 Times (CN)

     where:

          "(CN)" is the Actual Contribution Percentage for the Plan Year for all Active Participants who were not Highly Compensated Employees (nor certain Family Members described in
     Section 414(q)(6) of the Code) for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons); and

          "(CH)" is the Actual Contribution Percentage for the Plan Year for all Active Participants who were Highly Compensated Employees for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons).

          For purposes of the foregoing requirement:

               5.3.1.1. employee contributions and matching contributions on behalf of participants under all other plans (if any) of the Affiliated Companies (except as may otherwise be prescribed by the Secretary of the Treasury as to employee stock ownership plans) which were considered as one plan for purposes of satisfying the nondiscrimination requirements of Section 401(a)(4) of the Code or the coverage requirements of Section 410(b) of the Code shall be treated as After-Tax Contributions and Matching Contributions, respectively, of such participants under the Plan, except to the extent that such other plans do not have the same plan year as this Plan; and

               5.3.1.2. with respect to a Participant who is a Highly Compensated Employee, employee contributions and matching contributions under all other plans, (if any) of the Affiliated Companies (except as may otherwise be prescribed by the Secretary of the Treasury as to employee stock ownership plans) shall be treated as After-Tax Contributions and Matching Contributions, respectively, of such Participant under the Plan.

          5.3.2. Reduction of After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions and Restricted Matching Contributions. If for any Plan Year it is determined that the discrimination requirements under Section
     5.3.1. are not and will not be satisfied, the Participants who are Highly Compensated Employees shall have their After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions, and/or Restricted Matching Contributions (including Forfeitures, if any, allocated as such to the person's accounts on the basis of Before-Tax Contributions or After-Tax Contributions) reduced (in a manner determined by the Plan Administrator consistent for all such Highly Compensated Employees and in accordance with rules prescribed by the Secretary of the Treasury) retroactively as follows:

               5.3.2.1. The Participant or Participants with the highest individual Actual Contribution Percentage shall have such contributions to their accounts reduced so that his or their Actual Contribution Percentage is reduced by one-hundredth of one percentage point (0.01%).

               5.3.2.2. If the discrimination requirements set forth in Section 5.3.1. still are not satisfied after the reduction under Section 5.3.2.1. is made, such contributions for the Participant or Participants with the highest Actual Contribution Percentage after the reduction under Section 5.3.2.1. is made (including any Participant for whom contributions are reduced under
          Section 5.3.2.1.) shall be reduced, or further reduced, so that his or their Actual Contribution Percentage is reduced by one-hundredth of one percentage point (0.01%). This process shall continue until the discrimination requirements under Section 5.3.1. are satisfied.

          5.3.3. Disposition of Reduced Amounts. A Participant whose After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions, and/or Restricted Matching Contributions have been reduced in accordance with
     Section 5.3.2. shall have the amount of such reduction, along with any income (including gains and losses) attributable thereto under the Plan (calculated in such manner as may be provided in rules prescribed by the Secretary of the Treasury),

               5.3.3.1. returned or distributed to him, to the extent such amount consists of, or is derived from, his After-Tax Contributions, Restricted After-Tax Contributions, Restricted Matching Contributions and, to the extent already nonforfeitable under Article 8., Matching Contributions (without regard to other provisions of this Plan with respect to distributions) or

               5.3.3.2. added to, and treated thereafter the same as Forfeitures under, the Plan to the extent such amount consists of, or is derived from, Matching Contributions which shall not already have become nonforfeitable under
          Article 8., provided that no such amounts may be allocated to the accounts of Highly-Compensated Employees whose contributions were reduced under Section 5.3.2. To the extent any such return or forfeiture of such following the Plan Year for which such contributions were made (so as to avoid any applicable 10% excise tax on the Companies under Section 4979 of the Code), such return or forfeiture of such contributions shall be made no later than the last day of the Plan Year immediately following the Plan Year for which such contributions were made.
          For purposes of inclusion in the Participant's gross income, such amounts (in excess of returned After-Tax Contributions and returned Restricted After-Tax Contributions) returned within 2 1/2 months after the end of the Plan Year shall be deemed received by the Participant in the calendar year ending with or within such Plan
          Year; and amounts returned more than 2 1/2 months after the end of the Plan Year shall be deemed received by the Participant when actually returned.

     5.4. Combined Average Deferral Percentage and Average
Contribution Percentage Test.

          5.4.1. Test. Notwithstanding anything to the contrary in Article 4. and except as may be required or otherwise permitted by rules prescribed by the Secretary of the Treasury, if (DH) exceeds 1.25 times (DN), and (CH) exceeds
     1.25 times (CN), the Plan Administrator shall take such action as he deems appropriate to insure that the amount of Before-Tax Contributions, After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions, and Restricted
     Matching Contributions on behalf of Highly Compensated Employees for any Plan Year satisfies the following requirement:

          The sum of (DH) plus (CH) shall not exceed the greater of:

               5.4.1.1. the sum of

                    5.4.1.1.1.     1.25 times (G), plus

                    5.4.1.1.2.     the lesser of 2 percentage
               points plus (L) and 2 times (L); or

               5.4.1.2.  the sum of

                    5.4.1.2.1.     1.25 times (L), plus

                    5.4.1.2.2.     the lesser of 2 percentage
               points plus (G) and 2 times (G);

          where:

               "G" is the greater of (DN) and (CN);
               "L" is the lesser of (DN) and (CN);
               "(DN)" and "(DH)" have the same meanings as under
          Section 5.2.1.,     including paragraphs 5.2.1.1.,
                              5.2.1.2. and 5.2.1.3. thereof; and

               "(CN)" and "(CH)" have the same meanings as under
          Section 5.3.1., including paragraphs 5.3.1.1. and
          5.3.1.2. thereof.

          5.4.2. Reduction of Contributions. If for any Plan Year it is determined that the discrimination requirements under Section 5.4.1. are not and will not be satisfied, the Participants who are Highly Compensated Employees shall have their:

               5.4.2.1.  Before-Tax Contributions, or

               5.4.2.2. After-Tax Contributions, Restricted After-Tax Contributions, Matching Contributions, and/or
          Restricted Matching Contributions (including Forfeitures, if any, allocated as such to the person's accounts on the basis of Before-Tax Contributions or After-Tax
          Contributions), or

               5.4.2.3.  both of the foregoing

     reduced (in a manner determined by the Plan Administrator consistent for all such Highly Compensated Employees) retroactively in the manner specified in paragraphs 5.2.2.1. and 5.2.2.2. of Section 5.2.2. or of Section 5.3.2., as applicable, where the references therein to Sections 5.2.1. or
     5.3.1. shall be deemed to be references to Section 5.4.1.; provided that such reductions shall apply only for purposes of the calculations under this subsection 5.4.2. and not for purposes of the disposition of such reduced amounts under subsection 5.4.3. below.

          5.4.3. Disposition of Reduced Amounts. A Participant whose contributions have been reduced in accordance with
     Section 5.4.2. and who was eligible during the Plan Year for both

               5.4.3.1.  Cash or Deferred Contributions, and

               5.4.3.2. either matching Contributions or employee contributions, or both,

     under one or more plans sponsored by one or more Affiliated
     Companies whether or not both such types of contributions were in fact made by or on behalf of such Participant for the Plan Year, shall have the amount of such reduction:

               5.4.3.3. in the case of Before-Tax Contributions, returned to him (along with any attributable income) or recharacterized as Restricted After-Tax Contributions, as if such contributions were subject to Section 5.2.3., and

               5.4.3.4. in the case of contributions other than Before-Tax Contributions, returned to him or forfeited (in either case along with any attributable income), as if such contributions were subject to Section 5.3.3.

     All other Participants whose contributions have been reduced in accordance with Section 5.4.2. shall have their contributions restored to their accounts as if no reductions under Section 5.4.2. had been made.

     5.5. Maximum Limit on Contributions.

          5.5.1.    All Defined Contribution Plans.
     Notwithstanding anything to the contrary in Article 4. and subject to the requirements of subsection 5.5.4. below, a Participant's Annual Addition in any Limitation Year may not exceed the lesser of:

               5.5.1.1. the greater of $22,500 multiplied by the Adjustment Factor, or $30,000; or

               5.5.1.2.  25% of the Participant's '415'
          Compensation (excluding from the Annual Addition any amounts allocated to the Participant's individual medical account as described in Section 415(l) of the Code or to his post-retirement medical benefit account under Section 419A(d) of the Code).

          5.5.2. All Defined Contribution and Defined Benefit Plans. Subject to the requirements of subsection 5.5.4. below, in any case in which a Participant is a participant in both a defined benefit plan maintained by any Affiliated Company (as described in subsection 5.5.4.) and a defined contribution plan maintained by that or any other Affiliated Company (as described in subsection 5.5.4.), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year may not exceed one (1.0); provided that if the Prior Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, the numerator of the Defined Contribution Plan Fraction shall be reduced (but not below zero) by an amount, prescribed by the Secretary of the Treasury, in determining whether this requirement is satisfied.

          5.5.3. Contribution Reductions If Necessary. If the limitation imposed by this Section 5.5. otherwise would be exceeded in respect of a Participant in a Limitation Year, the Participant's annual benefit under the defined benefit plan(s), if any, in which he participates shall be reduced to the extent required (in accordance with the terms of such plan) to permit compliance with such limitation. If such action is not sufficient to permit such compliance, contributions to the Participant's accounts for that Limitation Year shall be reduced to the extent necessary to reduce the Participant's Annual Addition to the extent required to permit such compliance. Such reduction, plus any gains or losses attributable thereto under the Plan, shall be made in the following order:

               5.5.3.1.  After-Tax Contributions (with the
          reductions, including gains or losses, returned to the Participant);

               5.5.3.2. Other contributions (with the reductions applied as follows):

                    5.5.3.2.1.  if the Participant remains an
               Active Participant at the end of the Limitation Year, to reduce employer contributions for the Participant, beginning with Before-Tax Contributions, for the following Limitation Year (and succeeding Limitation Years, as necessary);

                    5.5.3.2.2.  if the Participant is not an
               Active Participant at the end of the Limitation Year, to be held unallocated in a suspense account (without allocation thereto of gains or losses) for the Limitation Year and then allocated and reallocated under the terms of the Plan to the accounts of the remaining Active Participants in subsequent Limitation Years (subject to the limitations of this Section 5.5.) before any contributions which would constitute Annual Additions may be made to the Plan for such Limitation Years, with a reversion to the Company of any unallocable amounts remaining in the suspense account upon the termination of the Plan.

          5.5.4. Special Definition of "Affiliated Companies." For purposes of this Section 5.5., all defined benefit plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined contributions plan; provided that in applying the definition of "Affiliated Company" in Article 1. of the Plan to determine those companies that are an "Affiliated Company" for the purposes of this Section 5.5., the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each time it appears in Section 1563(a) of the Code.

          5.5.5.    Construction Consistent With Code.  This
     Section 5.5. is intended to satisfy the requirements imposed by Section 415 of the Code and shall be construed in a manner that will effectuate this intent, without imposing limitations that are more stringent than those required by Section 415 of the Code.

     5.6. Deductibility of Contributions by Companies. Notwithstanding anything to the contrary in Article 4., no Company shall be required to make any contribution to the Plan which, when considered with the other contributions of the Companies to this or any other plans, exceeds the maximum deductible contributions under
Section 404(a) of the Code.


                            ARTICLE 6.

                       INVESTMENT OF FUNDS

     6.1. Investment Funds. The Plan Asset Committee shall designate from time to time various investment vehicles which shall comprise the Investment Funds into which Participants' accounts may be invested.

     6.2. Participant Selection of Investments.

          6.2.1. Future Contributions and Existing Account Balances Except as provided in Subsection 6.2.3. for certain Inactive Participants and subject to any restrictions on transferring funds applicable to any Investment Fund, a Participant may from time to time designate that future contributions to his accounts and his existing account balances be reinvested in whole percentages among one or more Investments Funds which have been designated by the Plan Asset Committee as available for this purpose. Such designation by a Participant shall be in writing on such form provided by the Plan Administrator (or in any other recorded form acceptable to, and announced by, the Plan Administrator) and shall be effective daily in such manner as the Investment Manager shall, pursuant to its policies and procedures, provide. Investment elections as to future contributions to his accounts and his existing account balances shall be the same.

          6.2.2. Participant's Failure to Select. Amounts with respect to which a Participant has made no investment choice shall be invested in the Investment Fund which will best serve the objective of preserving the principal with generation of income.

          6.2.3. Participants Who Are No Longer Employees. If a Participant ceases to be an Employee, his interest, reduced by any security interest held by the Plan by reason of a Loan outstanding to the Participant unless such Loan is timely repaid in accordance with Section 13.4.3. shall, after the Valuation Date coincident with or next following the date on which he ceases to be an Employee, be invested by the Trustee in the Investment Fund which will best serve the objective of preserving the principal with generation of income.

     6.3. Loan Fund. The Plan Asset Committee shall establish, or direct the Trustee to establish, a Loan Fund which shall consist of notes executed by Participants evidencing Loans made in accordance with provisions of Article 13.


                            ARTICLE 7.

                          PLAN ACCOUNTS

     7.1. Accounts. Separate accounts shall be established for each Participant, known collectively as such Participant's accounts, which shall be maintained on behalf of such Participant until he has terminated his participation or, with respect to a former Participant, until the funds in his accounts have been paid out entirely to the former Participant or his Beneficiary in accordance with the provisions of the Plan. The accounts, to the extent applicable, shall consist of the Participant's:

          7.1.1.    Before-Tax Contributions Account;

          7.1.2.    After-Tax Contributions Account;

          7.1.3.    Matching Contributions Account;

          7.1.4.    Additional Company Contributions Account;

          7.1.5.    Restricted After-Tax Contributions Account;

          7.1.6.    Restricted Matching Contributions Account;

          7.1.7.    Restricted Additional Company Contributions
     Account; and

          7.1.8.    Rollover Account.

     The Plan Asset Committee may establish such other accounts, and may subdivide any accounts or subdivided accounts, as it may deem necessary for the proper administration of the Plan.

     7.2. Crediting Investment Earnings.

          7.2.1. General. As of each Valuation Date, the investment earnings and losses from each Investment Fund, other than the Loan Fund, shall be allocated to the accounts of each Participant and invested in the respective Investment Fund in such reasonable and consistently applied manner as the Investment Manager shall determine, provided that the allocation is based on the relative market values of the portion of the Participant's accounts invested in the respective Investment Fund.

          7.2.2. Loan Fund. Principal and interest attributable to any note in the Loan Fund shall be allocated entirely to the account of the Participant who is obligated on the note.

     7.3. Accounting. Separate accounting shall be maintained of the investment in, and the gains or losses with respect to, each Investment Fund for the vested and, where applicable, the nonvested portion(s) of each of the Participant's accounts. Gains or losses for this purpose shall be deemed to include, as applicable, contributions, withdrawals, distributions, Forfeitures, investment earnings (whether gains or losses) and any other credits and charges allocable under the Plan.

     7.4. Risk of Loss. The Companies do not guarantee that the market value of any Investment Fund will be equal in value to the purchase price of the assets of the Investment Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in the value of each of the Investment Funds in which his accounts are invested.

                               ARTICLE 8.
                                 VESTING
     8.1. Vested Interest.

          8.1.1. Immediate Vesting. All amounts, if any, credited to a Participant's Before-Tax Contributions Account, After-Tax Contributions Account, Restricted After-Tax Contributions Account, Restricted Matching Contributions Account, Restricted Additional Company Contributions Account, and Rollover Account shall at all times be fully vested and nonforfeitable.

          8.1.2.    Death, Disability and Age Vesting.  All
     amounts, if any, credited to a Participant's Matching
     Contributions Account and all amounts, if any, credited to a Participant's Additional Company Contributions Account shall, to the extent not already fully vested and nonforfeitable, become fully vested and nonforfeitable upon his

               8.1.2.1.  death prior to a Forfeiture Event,

               8.1.2.2. termination of employment as an Employee due to his Disability,

               8.1.2.3. attainment of Normal Retirement Age while an Employee, or

               8.1.2.4.  retirement under the Saks Fifth Avenue
          Pension Plan.

          8.1.3. Service Vesting. Subject to Section 8.1.2., a Participant shall be vested to the following extent with respect to amounts, if any, credited to his Matching
     Contributions Account and Additional Company Contributions
     Account, upon the basis of his Vesting Service:

          Years of Vesting Service              Vested Percentage
          Less than 2 years                                 0%
          2 but less than 3                                 25%
          3 but less than 4                                 50%
          4 but less than 5                                 75%
          5 or more                          100%


                           ARTICLE 9.

               HARDSHIP AND OTHER WITHDRAWAL RIGHTS

     9.1. Hardship Withdrawals of Before-Tax Contributions.

          9.1.1.    General.  Except as otherwise provided in this
     Section 9.1., a Participant who is an Employee may elect to withdraw all or a portion of his interest in his Before-Tax Contributions Account (except for amounts credited thereto as of any date after December 31, 1988 as income) or of the nonforfeitable portion of his Matching Contributions Account (but not any amount invested in the Loan Fund), but not more than once in any three-month period, if the Plan Administrator determines, on the basis of all relevant facts and circumstances, that:

               9.1.1.1.  the withdrawal is on account of:

                    9.1.1.1.1.  medical expenses described in
               Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code);

                    9.1.1.1.2.  the purchase (excluding mortgage
               payments) of a principal residence for the Participant;

                    9.1.1.1.3.  the payment of tuition for the
               next semester or quarter of post-secondary education for the Participant, his spouse, children or dependents;

                    9.1.1.1.4.  the need to prevent the
               Participant's eviction from his principal residence or the foreclosure on the mortgage thereon; or

                    9.1.1.1.5.  any other needs determined to be
               sufficient for this purpose by the Commissioner of Internal Revenue and published in revenue rulings, notices or other documents of general applicability;

     and

               9.1.1.2. either:

                    all requirements prescribed for this purpose by the Commissioner of Internal Revenue in revenue rulings, notices or other documents of general applicability as adequate to constitute immediate and heavy financial need are satisfied, or all of the following requirements are
                    satisfied:
                    9.1.1.2.l.  the amount to be withdrawn does
               not exceed the need under paragraph

                    9.1.1.2.2.  the Participant has obtained all
               distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under a I p ans maintained by any Affiliated Company; and

                    9.1.1.2.3.  all other plans maintained by any
               Affiliated Company provide (as does this Plan):

                         that the Participant's "elective
                         deferrals" within the meaning of Section
                         402(g) of the Code and employee
                         contributions will be suspended for at
                         least twelve (12) months following
                         receipt of the withdrawal; and

                         that the Participant may not make any
                         such "elective deferrals" for his taxable year next beginning after the withdrawal in excess of $7,000 multiplied by the Adjustment Factor less the amount of the Participant's "elective deferrals" for his taxable year in which the withdrawal was made.

     provided that with respect to the portion, if any, of his Before-Tax Contributions Account or of the nonforfeitable portion of his Matching Contributions Account that is invested in a fund consisting of equity investments, the Participant shall not be permitted to withdraw pursuant to this Section
     9.1.1. more than seventy percent (70%) of such portion of his Before-Tax Contributions Account or the nonforfeitable portion of his Matching Contributions Account, as applicable, as determined under the most recent valuation of such Account available to the Plan Administrator.

          9.1.2. Additional Provisions. The minimum amount a Participant shall be permitted to withdraw under this Section
     9.1. is the lesser of $500 or the sum of the balances of the accounts eligible for withdrawal. A written application for a withdrawal pursuant to this Section 9.l. shall be submitted to the Plan Administrator. The Plan Administrator shall require the submission of such supporting documentation as he deems necessary, and he shall render his decisions on such applications on a uniform and nondiscriminatory basis. Payment of a withdrawal made pursuant to this Section 9.1. shall be made as of and as soon as practicable following the Plan Administrator's determination under Section 9.1.1.

     9.2. Withdrawals of After-Tax and Rollover Contributions. A Participant who is an Employee shall be entitled to withdraw all or a portion of his After-Tax Contributions Account and Rollover Account (exclusive of amounts invested in the Loan Fund) upon giving notice in such manner and at such time as the Plan Administrator shall, by uniformly applicable procedures, provide. No more than one withdrawal pursuant to this Section shall be made in any three-month period. Payment of a withdrawal made pursuant to this Section shall be made as of and in such manner as the Plan Administrator shall, by uniformly applicable procedures, provide.

     9.3. Withdrawals After Attainment of Age 59 1/2. A Participant who is an Employee and has attained age 59 1/2 may elect to withdraw all or a portion of the nonforfeitable portion of his Account (exclusive of amounts in the Loan Fund) by giving notice in such manner and at such time as the Plan Administrator shall, by uniformly applicable procedures, provide. No more than one withdrawal pursuant to this Section shall be made in any three (3) month period. Payment of a withdrawal made pursuant to this Section shall be made as of and in such manner as the Plan Administrator shall, by uniformly applicable procedures, provide.

     9.4. Withdrawals Upon Plan Termination, Sale of Assets. or
Sale of Subsidiary. A Participant may elect, by written notice received by the Plan Administrator, to withdraw his entire Before-Tax Contributions Account, After-Tax Contributions Account,
Restricted After-Tax Contributions Account, Restricted Matching Contributions Account, Restricted Additional Company Contributions Account, and Rollover Account and the nonforfeitable portions of his Additional Company Contributions Account and his Matching Contributions Account (exclusive of amounts invested in the Loan
Fund) upon:

          9.4.1.    the termination of the Plan without the
     establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code);

          9.4.2. the disposition, to an entity which is not an Affiliated Company, of substantially all of the assets used by the Company in the trade or business in which the Participant continues employment, following which the Company continues to maintain the Plan; or

          9.4.3. the disposition, to an entity which is not an Affiliated Company, of a corporate Affiliated Company's interest in a subsidiary Company in which the Participant continues employment, following which the Company continues to maintain the Plan;

     provided that any such withdrawal must constitute a lump sum distribution of the balance to the Participant's credit in his aforesaid accounts under Section 402(e)(4) of the Code (without regard to clauses (i)-(iv) of Section 402(e)(4)(A) of the Code or to Sections 402(e)(4)(B) and (H) of the Code).

     9.5. Repayment of Withdrawals. No amounts withdrawn pursuant to this Article 9. may be repaid except as may be permitted expressly by the Plan to cure a Forfeiture.
                           ARTICLE 10.

                           FORFEITURES

     10.1.     Forfeitures.  Upon the occurrence of a Forfeiture
Event in respect of a Participant, his Matching Contributions
Account and Additional Company Contributions Account shall immediately be reduced by the amount of the Forfeiture corresponding to each such account.

     10.2. Allocation of Forfeitures. Any Forfeitures shall be applied to reduce contributions of the Companies to the Plan and shall be allocated, as Company contributions and not as Forfeitures as such, in the manner provided for the contributions which the Forfeitures replace. In the event the Plan is terminated, any such Forfeitures not yet applied to reduce Company contributions shall be allocated to the Matching Contributions Accounts on the basis of '414(s)' Compensation.

     10.3. Restoration of Forfeitures. If a Participant who has incurred one or more Forfeiture Events, but has not incurred i Forfeiture Event due to a five (5) year Period of Severance timely repays to the Plan in one lump sum the entire amount of all distributions, withdrawals or both, which occasioned such Forfeiture Events, then:

          10.3.1. the repaid distributions and withdrawals shall be credited to the Participant's After-Tax Contributions
     Account; and

          10.3.2. the Company in respect of the Participant shall contribute to the Plan the amount of the Forfeiture(s) resulting from such Forfeiture Event(s), and such amount shall be credited to each account of the Participant in the amount of the corresponding Forfeiture by which it had been reduced.

     A Participant's repayment to the Plan under this Section 10.3. is timely only if the repayment is received by the Plan Administrator while the Participant is an Eligible Employee and before the earlier of (1) the termination of the Plan and (2) five
(5) years after the first date on which the Participant thereafter becomes an Eligible Employee.


                           ARTICLE 11.

     PARTICIPANT'S BENEFITS UPON SEPARATION FROM EMPLOYMENT

     11.1. Participant's Benefits. Except as may be provided by a Qualified Domestic Relations Order, a Participant who ceases to be an Employee for any reason other than his death shall be entitled to receive his entire nonforfeitable interest in his accounts valued as of the Valuation Date next following the date on which the request was made (or if payment is made immediately, by reference to the last available Valuation Date), or if later the second-to-last Valuation Date preceding the date of distribution, reduced by any security interest held by the Plan by reason of a Loan outstanding to the Participant unless such outstanding Loan is timely repaid in accordance with Section 13.4.3.

     11.2.     Form of Benefits.

          11.2.l. Retirement or Disability. A Participant who retires under the terms of the Saks Fifth Avenue Pension Plan, or otherwise ceases to be an Employee after attainment of Normal Retirement Age or by reason of Disability, will receive his benefits in a single lump sum, in cash, payable as soon as practicable after such retirement or separation, unless his entire benefits payable exceed $3,500 at the time they are payable and prior to the commencement of distribution and he elects one of the following optional forms or a combination of the available forms:

               11.2.1.1. Deferred payment of a lump sum not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2; or

               11.2.1.2. Payment in annual installments commencing not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 and continuing over a period not to exceed ten (10) years.

          An election to defer payment of a lump sum or to receive a distribution in installments may be commuted into a single lump sum payment at any time upon written notice to the Plan
     Administrator.

          11.2.2. Other Termination of Employment. A Participant who ceases to be an Employee for any reason other than retirement, Disability or death, will receive the nonforfeitable portion of his Accounts in a single lump sum, in cash.

     11.3. Commencement of Benefits. Subject to a Participant s election otherwise pursuant to Section 11.2.1., a Participant's benefits shall commence (or, if none, shall be deemed to commence) as of and as soon as practicable after the Valuation Date coincident with or next following the date on which he ceases to be an Employee; provided that to the extent required by the following rules, a Participant's benefits shall commence as of and as soon as practicable after any other Valuation Date:

          11.3.1. in satisfaction of Section 411(a)(11) of the Code, if the Participant's entire benefits payable exceed $3,500 at the time they are payable and prior to the commencement of distribution, no portion thereof shall be paid during the Participant's life before he reaches his Normal Retirement Age without his written consent given no more than 90 days prior to such payment;

          11.3.2. in satisfaction of Section 401(a)(14) of the Code, unless the Participant otherwise elects, payment of the Participant's benefits shall begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

               11.3.2.1.  the Participant attains his Normal
          Retirement Age;

               11.3.2.2.  the tenth anniversary of the
          Participant's commencement of participation in the Plan;
          or

               11.3.2.3.  the Participant ceases to be an Employee:
          and

          11.3.3. in satisfaction of Section 401 (a)(9) of the Code and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury, including Proposed Treas. Reg. Section 1.401(a)(9)-2 (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this
     Plan),

               11.3.3.1.  payment of the Participant's benefits
          shall commence not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2, or (B) in the case of a Participant who attained age 70 1/2 before January 1, 1988 and who was not a 5% owner as that term is defined in Section 416(i)(1)(B)(i) of the Code and the regulations thereunder with respect to the calendar year in which he attained age 70 1/2, the calendar year in which the Participant retires under the terms of any pension plan maintained by an Affiliated Company;

               11.3.3.2. the Participant's entire interest shall be distributed either (A) over his life or over his and his Beneficiary's joint lives, or (B) over a period not extending beyond his life expectancy or his and his Beneficiary's joint life expectancies; and

               11.3.3.3. if the Participant dies after benefit payments begin and before his entire interest has been distributed, the form of distribution in effect before his death shall not be changed unless his remaining interest shall be distributed at least as rapidly as under the form of distribution in effect before he died.

     11.4. Distributions. All distributions hereunder shall be made by the Trustee as of the date(s) specified in this Article 11. The Trustee shall be entitled to receive written instructions and proper notice from the Plan Administrator with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

     11.5.     Participant Directed Rollovers.

          11.5. 1. To the extent required by Section 401(a)(31) of the Code, a Participant whose Accounts become payable in an "eligible rollover distribution," as defined in 11.5.2.1. below, shall be entitled to make an election for a direct rollover of all or a portion of such eligible rollover distribution to an "eligible retirement plan," as defined in
     11.5.2.2. below. Any non-taxable portion of the value of a Participant's Accounts shall be payable to the Participant as otherwise provided elsewhere in the Plan.

          11.5.2.  For purposes of this Section,

               11.5.2. 1. an "eligible rollover distribution" shall mean any distribution of all or any portion of the value of a Participant's Accounts, except that an eligible rollover distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

               11.5.2.2. an "eligible retirement plan" shall mean any plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct rollover from a qualified plan.

          11.5.3. A Participant's direct rollover election under this Section shall be made in accordance with rules and procedures established by the Plan Administrator and shall specify the dollar or percentage amount of the direct rollover, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Plan Administrator deems necessary or appropriate in order to implement the Participant's election. It shall be the Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Plan Administrator shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to independently verify such information, unless it is clearly unreasonable not to do so.

          11.5.4. At least thirty (30) days, but not more than ninety (90) days, prior to the date the value of a Participant's Accounts becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his eligible rollover distribution; provided, however, a Participant who has received the direct rollover notice may waive the thirty (30)day advance notice requirement by making an affirmative election to make or not to make a direct rollover of all or a portion of his Accounts.

          11.5.5. If a Participant whose Accounts become payable in an eligible rollover distribution fails to file a direct rollover election with the Plan Administrator within ninety
     (90) days after receipt of the direct rollover notice, or if the Plan Administrator is unable to effect the rollover within a reasonable time after the election is filed with the Plan Administrator due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the value of the eligible rollover distribution shall be paid to him in accordance with the applicable provisions of this Plan, after Withholding any applicable income taxes.

          11.5.6. To the extent required by Section 401(a)(31) of the Code, if all or a portion of the value of a Participant's Accounts is payable to his surviving spouse in an eligible rollover distribution, or to a former spouse in accordance with a "qualified domestic relations order," such surviving spouse or former spouse shall be entitled to elect a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

                           ARTICLE 12.

         BENEFICIARY'S BENEFITS UPON PARTICIPANT'S DEATH

     12.1. Beneficiary's Benefits. Upon the death of a Participant prior to complete distribution of his account, his Beneficiary shall be entitled to receive the entire interest in the Participant's accounts valued as of the Valuation Date next following the date on which the request was made (or if payment is made immediately by reference to the last available Valuation
Date), or if later the second-to-last Valuation Date preceding the date of distribution, reduced by any security interest held by the Plan by reason of a Loan outstanding to the Participant unless such outstanding Loan is timely repaid in accordance with Section 13.4.3.

     12.2. Form of Benefits. The Beneficiary's benefits shall be paid in a single lump sum, in cash, unless the Participant had commenced installment payments prior to his death, in which case installments shall continue to the Beneficiary. The Beneficiary may commute such installments into a single lump sum payment upon written notice to the Plan Administrator.

     12.3. Commencement of Benefits. The Beneficiary's benefits shall commence as of and as soon as practicable after the Participant's death; provided that in satisfaction of Section 401(a)(9) of the Code and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this Plan), payment of the Beneficiary's benefits shall be completed not later than the last day of the calendar year containing the fifth anniversary of the Participant's death, except that if the Participant's Beneficiary is his Spouse:

          12.3.1. payment of the Spouse's benefits shall commence not later than the later of (1) the last day of the calendar year next following the calendar year in which the Participant died and (2) the last day of the calendar year in which the Participant, if he had not died, would have reached age 70 1/2 and

          12.3.2. if the Spouse dies before the commencement of payment of her benefits, payment of the contingent
     Beneficiary's benefits shall be completed not later than the last day of the calendar year containing the fifth anniversary of the Spouse's death.

     12.4. Designation of Beneficiary. Except as may be provided by a Qualified Domestic Relations Order, a Participant's Beneficiary shall be the one or more persons (which can include the Participant's Spouse and can include primary and contingent Beneficiaries) or trusts designated in writing on a form provided by the Plan Administrator and signed by the Participant; provided that the Participant's Beneficiary shall be his Spouse unless:

          12.4.1. the Spouse consents, or has consented, in writing to such designation (which consent shall be irrevocable with respect to the designation to which it was given), and

               12.4.1.1.  such consent is witnessed by a notary
          public who is not in the employ of an Affiliated Company;

               12.4.1.2. the Beneficiary may not be changed (other than revoked) without the Spouse's similarly notarized written consent (except to the extent, if any, that the Spouse's consent expressly permits further Beneficiary designations by the Participant without the Spouse's further consent); and

               12.4.1.3.  the Spouse's consent acknowledges the
          effect of such designation;

     or

          12.4.2. it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained

               12.4.2.1.  because the Participant has no Spouse;

               12.4.2.2.  because the Spouse cannot be located; or

               12.4.2.3.  because of such other circumstances as
          the Secretary of the Treasury may by regulations prescribe.

     If no Beneficiary is validly designated or if no such validly designated Beneficiary survives the Participant, the Participant's Beneficiary shall be his Spouse, or, if there is no Spouse, the Participant's children per stirpes, or, if there is no Spouse or surviving child or lineal descendant of a child, the Participant's estate.

     12.5. Distributions. All distributions hereunder shall be made by the Trustee as of the date(s) specified in this Article 12. The Trustee shall be entitled to receive written instructions and proper notice from the Plan Administrator with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.

                           ARTICLE 13.
                              LOANS
     13.1.     Loan Amount, Term and Interest Rate.

          13.1.1. Amount. Any Active Participant may borrow from the Plan an amount that (when added to the balance of all other outstanding Loans to the Participant under this Plan) does not exceed the smallest of:

               13.1.1.1.  50% of the value of the Participant's
          entire nonforfeitable interest in his accounts under this Plan;

               13.1.1.2. the lesser of the following two amounts, in either case reduced by the balance of loans outstanding to the Participant under all other tax-qualified defined benefit and defined contribution plans of the Affiliated Companies:

                    13.1.1.2.1.  $50,000 less the excess (if any)
               of (i) the highest outstanding balance of loans to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, during the one-year period ending on the day immediately preceding the date of the Loan over (ii) the outstanding balance of all such loans to the Participant on the date of the Loan, or

                    13.1.1.2.2.  50% of the present value of the
               Participant's nonforfeitable accrued benefits (determined without regard to any deductible employee contributions as defined in Section 72(o)(5)(B) of the Code) under all tax qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, as determined by the Plan Administrator (but not less than $1 0,000), or

               13.1.1.3.  such lesser maximum amount as the Plan
          Administrator may from time to time establish and apply uniformly to all Loans made pursuant to the terms of the Plan.

     Loans shall be granted in $100.00 increments. The minimum amount of any Loan shall be $1,000. For purposes of this
     Section 13.1., the value of a Participant's accounts shall be determined as of such date as the Plan Administrator shall determine.

          13.1.2. Term. Loans shall be granted for a minimum term of six (6) months, or for a term that is an integral multiple of one (1) month up to a maximum term of five (5) years; provided that the term of the Loan may not result in payments per Pay Period of less than $5.00, or such greater amount as the Plan Administrator may from time to time determine; and provided further that a Loan used solely to acquire the principal residence of the Participant may have a term exceeding five (5) years.

          13.1.3. Interest Rate. Loans shall bear such rate of interest as the Plan Administrator determines, under a written procedure established by him (which shall constitute a part of the Plan), will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

          13.1.4. Level Amortization. Except as provided in regulations prescribed by the Secretary of the Treasury, Loans shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the Loan.

          13.1.5. Monthly Approval. Loans shall be approved by the Plan Administrator effective on the first day of a month; provided, however, that in the sole discretion of the Plan Administrator, a Loan may be approved effective on a date other than the first day of a month if emergency circumstances exist for a Participant.

          13.1.6. Administration Charge. For each Loan, the Participant's accounts may be charged a one-time loan administration fee in a flat dollar amount as the Plan Administrator determines on a uniform and nondiscriminatory basis to be appropriate to defray, but not to exceed, the Plan's average per Loan administration costs or incurred expenses.

     13.2. Frequency of Loans. No more than two Loans to any Participant shall be outstanding at any time.

     13.3.     Security for Loans.

          13.3.1. No Loan shall be made to any Participant prior to the execution and delivery by the Participant of an application therefor, a note payable to the Trustee on which the Participant shall be personally liable for the amount of the Loan and in a form prescribed by the Plan Administrator, an authorization for payroll deductions for repayment of the Loan and the written consent of the Participant to the making of the Loan and to the possible reduction of the Participant's accounts under the terms of the Plan to satisfy the Loan obligation, provided further that such consent shall be given within ninety (90) days prior to the making of the Loan.

          13.3.2. Cash equal to the value of any Loan granted shall be transferred to the Participant from the Investment Fund or Investment Funds in which the nonforfeitable portion of the Participant's accounts are invested in the following order: (1) Matching Contributions Account; (2) Before-Tax Contributions Account; (3) Rollover Account; and (4) After-Tax Contributions Account (unless otherwise designated by the Plan Administrator pursuant to uniform rules), in proportion to the nonforfeitable amount of such accounts invested in such Investment Fund or Investment Funds; however, the grant of a Participant's application for a Loan shall not be deemed a change of investment designation with respect to his existing account balances. Upon such transfer of cash to the Participant, the note evidencing the Participant's Loan obligation to the Trust Fund shall be transferred to the Loan Fund. The Participant's note shall be held as an investment of the Participant's account in the Loan Fund, provided that, notwithstanding the nonalienation rule of Section 18.4., the Loan Fund shall have a first lien on said note.

     13.4.     Repayment.

          13.4.1. General. Repayment shall be accomplished through regular payroll deductions which shall be deemed "deductions authorized by the Participant" for purposes of Sections 4.1.1. and 4.2.1. Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the Loan and shall be allocated to the Participant's accounts in the following order: (1) After-Tax Contributions Account; (2) Rollover Account; (3) Before-Tax Contributions Account; and (4) Matching Contributions Account (unless otherwise designated by the Plan Administrator pursuant to uniform rules), in accordance with his election under Section 6.2.1. as to the investment of his future contributions, or if none, then his most recent election under Section 6.2.1. as to his existing account balances. A Participant shall be entitled to prepay without penalty the total outstanding principal amount of and interest accrued on any Loan under the Plan.

          13.4.2. Layoff or Authorized Leave of Absence. A Participant with an outstanding Loan who is placed on layoff or authorized leave of absence status for any reason or is absent from work due to any Disability shall, in addition, be entitled to select one of the following modes of repayment:

               13.4.2.1. installment payments equivalent in value to the payments deducted from his paycheck, or

               13.4.2.2. deferred payment of all principal and interest for the duration of the absence (but not to exceed one year), followed by the reamortization on the date on which the Participant returns to active employment and at the then-current interest rate determined under Section 13.1.3., of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining Loan term, extended by the period of absence;

     provided that in no event shall any such Loan become due and payable later than the expiration of the five-year limitation prescribed by Section 13.1.2., unless otherwise permitted by that Section.

          13.4.3.  Death or Benefit Commencement.  If

               13.4.3.1. a Participant or his Beneficiary becomes entitled to an imminent benefit under Articles 11. or 12. prior to repayment of the total principal amount of and accrued interest on a note held by the Loan Fund, and

               13.4.3.2.  the outstanding principal amount of and
          accrued interest on such note is not repaid within ten
          (10) days of such entitlement,

     the Participant's applicable nonforfeitable account balances shall be reduced, in proportion to their investment in the Loan Fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the Loan Fund.

     13.5. Further Limitations on Loans. Notwithstanding anything to the contrary contained in this Article 13., the Plan Administrator reserves the right to further limit the amount that may be borrowed hereunder, to further limit the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Participants on the basis of uniform and nondiscriminatory rules.

     13.6. Certain Beneficiaries and Inactive Participants. Any person who is a "party in interest" to the Plan within the meaning of Section 3(14) of ERISA and who is either a Beneficiary having an account under the Plan or an Inactive Participant shall be entitled to borrow from the Plan on the same terms and conditions as an Active Participant, provided that:

          13.6.1.  the principal residence exception under Section
     13.1.2. shall apply only with respect to the principal residence of a Participant, and

          13.6.2. the requirement under Section 13.4.1. for repayment through regular payroll deductions shall not apply unless the Inactive Participant is an employee of a Company.

     13.7.     Loans from Prior Plan.  Any note representing a
Participant loan that is transferred to the Plan from the Prior
Plan shall be held in the Loan Fund and shall be administered and repaid in accordance with the terms of the note.

                           ARTICLE 14.

                      ADMINISTRATION OF PLAN

     14.1. Appointment of Plan Administrator. There shall be a Plan Administrator who shall be an officer of the Company appointed by the Board of Directors and identified in Appendix A hereto. The Plan Administrator shall hold office until his death, resignation, disqualification or removal.

     14.2. Resignation and Removal of Plan Administrator. The Plan Administrator may resign at any time by giving written notice to the Board of Directors, effective as therein stated. The Plan
Administrator may, at any time, be removed by the Board of Directors.

     14.3. Appointment of Successor. Upon the death, resignation, disqualification or removal of the Plan Administrator, the Board of Directors may appoint a successor. Notice of appointment of a successor shall be given by the Board of Directors in writing to the Plan Administrator and to the Trustee.

     14.4. Power and Duties of the Plan Administrator. The Plan Administrator shall have full power and authority to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Plan Administrator shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee. Any action taken in good faith by the Plan Administrator in the exercise of authority conferred upon him by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Administrator shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. The authority of the Plan Administrator shall include, but not by way of limitation, the following:

          14.4.1. Authority to interpret the provisions of the Plan and to determine any questions arising under -the Plan or in connection with the administration or operation thereof;

          14.4.2. Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

          14.4.3. Authority to determine the Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

          14.4.4. Authority to determine all questions regarding the status of any person as a Participant;

          14.4.5.  Authority to authorize and direct all
     disbursements of benefits and other sums under the Plan and to determine the manner in which benefits shall be payable to Participants;

          14.4.6. Authority to adopt such rules as he may deem desirable for the purpose of regulating the conduct and discharge of his business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

          14.4.7. Authority to employ such counsel and agents, and to obtain such clerical, administrative, accounting, medical, legal, insurance and actuarial services as he may deem necessary or appropriate in carrying out the provisions of the Plan, including authority to employ one or more persons to render advice with regard to any responsibility which any person may have under the Plan; and

          14.4.8. Authority to purchase such liability insurance and bonds as he may deem appropriate in connection with the operation and administration of the Plan.

     14.5. Delegation of Duties. The Plan Administrator may designate other persons (or committee(s) of persons) to carry out fiduciary or other responsibilities (other than responsibilities for the management or control of Plan assets) under the Plan. The Plan Administrator, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data, and documentation furnished by any Company; tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Administrator; and the Plan Administrator and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report, or opinion furnished by the same or by any Company.

     14.6. Plan Administrator's Account. A Plan Administrator who is also a Participant hereunder shall not rule on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. In such event, the determination shall be made by a person appointed by the majority of the Plan Asset Committee (excluding the Plan Administrator if he is a member of the Plan Asset Committee).

     14.7.     Compensation of Plan Administrator.  The Plan
Administrator shall serve as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving.

     14.8. Expenses. Ordinary and necessary expenses incurred in connection with the establishment or termination of the Plan may be paid from the Trust Fund to the extent allowed under Section 403(c)(1) of ERISA. Ordinary and necessary expenses incurred for any Plan Year in connection with administering the Plan (including the cost of any bond required under Section 412 of ERISA), other than establishment or termination expenses, may tie paid from the Trust Fund. To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund they shall be paid by the Affiliated Companies.

     14.9. Information Required From Participants. Each Participant or Beneficiary will furnish to the Plan Administrator such information in writing as the Plan Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Plan Administrator may request. Any notice or information which, according to the terms of the Plan or the rules of the Plan Administrator, must be filed with the Plan Administrator shall be deemed so filed at the time that it is actually received by the Plan Administrator.

     14.10. Records. The Plan Administrator shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in his judgment for the administration of the Plan and properly to reflect the affairs thereof.

     14.11. Reports to Participant. The Plan Administrator shall notify each Participant quarterly, within a reasonable time after each Quarterly Date, of the balances of such Participant's accounts as of that Quarterly Date, unless the Plan Administrator determines to make such reports annually. In the case of a Participant who is no longer an Employee, a mailing of his statement of accounts to his last known home address by first class mail shall be sufficient.

     14.12. Multiple Fiduciary Capacity. Nothing in this Plan shall be deemed to prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.


                           ARTICLE 15.

                       PLAN ASSET COMMITTEE

     15.1. Appointment of Plan Asset Committee. There shall be a Plan Asset Committee which shall consist of not fewer than three
(3) members appointed by the Board of Directors. Members of the Plan Asset Committee may, but need not, include the Plan Administrator. Members of the Plan Asset Committee shall hold office until their death, resignation, disqualification or removal. The Plan Asset Committee shall constitute the Named Fiduciary with respect to the responsibilities allocated to it by the provisions of this Plan.

     15.2. Resignation and Removal of Members. Any member of the Plan Asset Committee may resign at any time by giving written notice to the other members and to the Board of Directors, effective as therein stated. Any member of the Plan Asset
Committee may, at any time, be removed by the Board of Directors.

     15.3. Appointment of Successors. Upon the death, resignation, disqualification or removal of any member of -the Plan Asset Committee, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Trustee and to the Plan Asset Committee.

     15.4. Committee Powers. The Plan Asset Committee shall have full power and authority to discharge the responsibilities allocated to it pursuant to the Plan. The Plan Asset Committee shall have no power, authority or responsibility with respect to those matters which are the responsibility of the Plan Administrator. Any action taken in good faith by the Plan Asset Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Asset Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. Except to the extent delegated to the Trustee under, or pursuant to, the Trust Agreement, the authority of the Plan Asset Committee shall include, but not by way of limitation, the following:

          15.4.1. Authority to control, invest, reinvest, manage and dispose of all assets of the Trust Fund;

          15.4.2. Authority to select and to direct the Trustee with respect to investment and reinvestment of the assets of the Plan and authority to make any decision respecting assets of the Plan;

          15.4.3. Authority to direct the Trustee to undertake and assume the authority and responsibility to invest and reinvest the assets of the Plan and to make any decision respecting assets of the Plan, provided that any such direction shall be in writing;

          15.4.4. Authority to make or provide for the making of any audit or examination of the investment affairs of the Plan;

          15.4.5. Authority to engage such legal, actuarial, accounting and other professional services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the Plan Asset Committee, any member thereof or any other person designated under Section 15.5. may have under the Plan;

          15.4.6.  Authority to designate Investment Funds
     available to Participants for the investment of the amounts credited to their accounts, and to specify the terms upon which such selections may be made; and

          15.4.7. Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     15.5. Allocation and Delegation of Duties. By action of the Plan Asset Committee, duly reflected in its minutes, the Plan Asset Committee may allocate its fiduciary responsibilities among its members and may designate other persons to carry out fiduciary or other responsibilities under the Plan. Pursuant to this Section 15.5., the Plan Asset Committee may appoint from among its members a chairman and may appoint a secretary who need not otherwise be a member of the Committee, each of whom shall have such powers as the Plan Asset Committee may provide from time to time. The foregoing provisions of this Section 15.5. shall not limit the authority of the Plan Asset Committee to appoint one or more Investment Managers in accordance with Section 15.6.. The Plan Asset Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data, and documentation furnished by any Company; tables, valuations, certificates, and reports furnished by actuaries; and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Asset Committee; and the members of the Plan Asset Committee and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same or by any Company.

     15.6. Investment Manager. The Plan Asset Committee may appoint one or more Investment Managers (as defined in Section 3(38) of ERISA) to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the Plan Asset Committee. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA. The Investment Manager(s), when appointed, shall have such responsibility to manage the assets of the Plan as the Plan Asset Committee shall designate, and the Plan Asset Committee shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

     15.7. Committee Procedure. A majority of the members of the Plan Asset Committee at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Plan Asset Committee.
A member of the Plan Asset Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The Plan Asset Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Plan Asset Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Asset Committee until the Plan Asset Committee shall file with the Trustee a written revocation of such designation.

     15.8. Compensation and Expenses of Committee. Members of the Plan Asset Committee shall serve as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving. The compensation, or fees, as the case may be, of all officers, agents, counsel, the Trustee, the Investment Manager(s), or other persons retained or employed by the Plan Asset Committee shall be fixed by the Plan Asset Committee. Expenses other than the compensation of members of the Plan Asset Committee shall be paid in accordance with Section 14.8.

     15.9. Records. The Plan Asset Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment to carry out its responsibilities hereunder and properly to reflect its affairs, provided that nothing in this Section 15.9. shall require the Plan Asset Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section 15.9. relieve the Plan Administrator of such responsibility.


                           ARTICLE 16.
                              CLAIMS
     16.1. Claims for Benefits. Any claim for benefits by a Participant or anyone claiming through a Participant under the Plan shall be delivered in writing by the claimant to the Plan Administrator. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Administrator shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Administrator shall give written notice to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim, except that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

     16.2. Appeals Procedure. A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Plan Administrator. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator shall decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the end of the initial 60-day period. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Plan Administrator shall be final, binding, and conclusive.


                           ARTICLE 17.

                    AMENDMENT AND TERMINATION

     17.1. Amendment. The Board of Directors shall have the right at any time, and from time to time, to modify or amend in whole or in part, any or all of the provisions of the Plan, but, except as otherwise provided in this Article 17. or Section 18.3., or as otherwise permitted by Section 411 (d)(6) of the Code, no such amendment or modification shall have the effect of revesting in the Companies any part of the Trust Fund or reducing the accrued benefits of Participants or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses.

     17.2. Termination or Partial Termination. The Board of Directors shall have the right to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the accounts of Participants affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

     Any Company may, by action of its board of directors, withdraw at any time from participation in the Plan, at which point the Participants who are its Eligible Employees shall become Inactive
Participants.

     17.3. Merger or Consolidation of Plan Assets; Mergers into the Plan; Transfers of Plan Assets. Subject to satisfying the requirements of this Section and Section 411(d)(6) of the Code:

          17.3.1. Upon the approval of the Board of Directors and the new or successor employer of the affected Participants, the Plan may be merged into or consolidated with another defined contribution plan, and all or a portion of its assets or liabilities may be transferred to another plan; provided that such other plan and its related trust (1) are qualified within the meaning of Sections 401(a) and 501(a) of the Code ("tax-qualified "), and (2) assume the Plan liabilities of all affected Participants.

          17.3.2. Upon the approval of the Board of Directors and the employer of the affected Participants, any other tax-qualified defined contribution plan sponsored by an Affiliated
     Company may be merged into this Plan, with this Plan as the surviving instrument. Thereupon:

               17.3.2.1. the Affiliated Company shall become a co-sponsor of the Plan, included in the definition of Company hereunder. In any such case, the Plan shall remain a single plan with any and all of its assets
          (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Participant and Beneficiary hereunder and any other liabilities of the Plan.

               17.3.2.2.  The assets of the merged plan shall be
          transferred to the Trustee and be assets of the Plan, and the liabilities of the merged plan shall be liabilities of the Plan.

               17.3.2.3. Each participant in the merged plan shall become a Participant in the Plan on the merger date, with accrued or vested benefits under the Plan equal to his accrued or vested benefits under the merged plan, and thereafter shall continue to participate in the Plan in accordance with its terms.

               17.3.2.4. If so directed by the Board of Directors, there shall be a separate accounting of the benefits of a Participant transferred from the merged plan and any other benefits of the Participant under the Plan, such that contributions, gains, losses, withdrawals, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

          17.3.3. Upon the approval of the Plan Asset Committee, the assets and liabilities of the Prior Plan with respect to Continued Employees as of June 30, 1990 may be transferred to this Plan. Upon the approval of the Board of Directors and the employer of the affected Participants, the assets and liabilities of any other tax-qualified defined contribution plan may be transferred to this Plan.

     To the extent that Section 401(a)(12) or 414(l) of the Code is applicable and in accordance therewith, no merger, consolidation, or transfer pursuant to this Section 17.3. shall be consummated unless each Participant and Beneficiary under the Plan (or, in the case of subsection 17.3.1., each participant in the merged, transferee, or successor plan) would, if the resulting plan (or, in the case of subsections 17.3.2. or 17.3.3., the Plan) then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan (or, in the case of subsections 1 7.3.2. and 1 7.3.3., the transferor or predecessor plan) had then terminated; provided that the foregoing provisions of this Section shall not apply if such alternative requirements that may be imposed by the regulations under Section 414(l) of the Code are satisfied.


                           ARTICLE 18.

                     MISCELLANEOUS PROVISIONS

     18.1. No Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between any Affiliated Company and any Employee, former Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give to any Employee, former Employee or Participant the right to be retained in the service of any Affiliated Company or to interfere with the right of any Affiliated Company employing such person to discharge, with or without cause, any Employee, former Employee or Participant at any time.

     18.2. No Liability for Benefits. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and the Affiliated Companies assume no liability or responsibility therefor. The obligations of the Companies hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.

     18.3. Exclusive Benefit of Trust Fund. Except as otherwise provided in Article 5., and subject to the rules below, the assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and shall not inure to the benefit of any Company or Affiliated Company.

          18.3.1. Mistake of Fact. In the case of a contribution which is made by a Company by a mistake of fact, such contribution shall be returned to the contributing Company as promptly as practicable after the discovery of such mistake, but in no event later than one year after the date such contribution was made. Earnings attributable to a mistaken contribution shall not be returned to the Company, but losses attributable thereto shall reduce the amount of such contributions to be returned.

          18.3.2. Failure of Qualification of Plan and Trust. All contributions of the Companies to the Plan, including Before-Tax Contributions, are conditioned upon the qualification of the Plan under Section 401 of the Code. If the Plan receives an adverse determination as to its qualification in respect of a Company the Trustee shall, after paying any applicable expenses, return to such Company any remaining contributions made by such Company. Such remaining contributions shall be returned as promptly as practicable, but in no event later than one year after the date of the final denial of qualification of the Plan as to such Company, including the final resolution of any appeals before the Internal Revenue Service or the courts. This subsection 18.3.2. shall apply only to applications for determination as to initial qualification which are made within the time prescribed by law for filing the Company's return for the tax year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          18.3.3. Disallowance of Deduction. All contributions by the Companies to the Plan, including Before-Tax Contributions, are conditioned upon the deductibility thereof under Section 404 of the Code. If and to the extent the deduction for any contribution of a Company is disallowed by the Internal Revenue Service, the Trustee shall, after deducting attributable losses but not including any attributable earnings, return the disallowed portion of the contribution as soon as practicable, but in no event later than one year after the date of the final disallowance of the contribution, including the final resolution of any appeals before the Internal Revenue Service or the courts.

     18.4.     Nonalienation.

          18.4.1. General. None of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of such person, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments of proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. In the event any person attempts to take any action contrary to this Section 18.4., such action shall be null and void and of no effect, and the Companies, the Plan Administrator, the Plan Asset Committee, the Trustee, the Investment Manager(s) and all persons having any interest in the Trust Fund and their Beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund or by the responsible Participant or Beneficiary for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The preceding provisions of this Section 18.4. shall not apply to situations where a Participant is indebted to the Trust Fund. In cases where a Participant is indebted to the Trust Fund, the Trustee is permitted to levy against the accounts of the Participant to the extent necessary to collect indebtedness owing from the Participant to the Trust Fund and any unpaid interest, late charges, or other amounts.

          18.4.2.  Exception for Qualified Domestic Relations
     Orders.

               18.4.2.1. The nonalienation rule of Section 18.4.1. shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that Section 18.4.l. shall not apply if the Plan Administrator or his delegate determines that such order is a Qualified Domestic Relations Order.

               18.4.2.2.  Upon receipt of a domestic relations
          order, the Plan Administrator or his delegate shall promptly notify the Participant and any other alternative payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

               18.4.2.3. Within a reasonable period after the receipt of a domestic relations order, the Plan Administrator or his delegate shall determine the qualified status of such order, and thereafter notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Plan Administrator or his delegate, or if the Plan Administrator or his delegate has notice that the parties are attempting to rectify any deficiencies in the order, the Plan Administrator or his delegate shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

               18.4.2.4. If within 18 months after the date on which the first payment would be required to bE made under an order, the order is determined to be a Qualified Domestic Relations Order, the Plan Administrator or his delegate shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within such 18 month period (A) it is determined that the order is not a Qualified Domestic Relations Order or (B) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Plan Administrator or his delegate (unless under a restraining order prohibiting the disposition of benefits pending resolutions of a suit) shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18 month period shall be applied prospectively only from the date of such determination.

               18.4.2.5. For purposes of Section 414(p)(4)(A)(ii) of the Internal Revenue Code, the interest rate for determining the present value of any accrued benefit shall be the interest rate then in effect for determining the amount of contributions under the Plan.

     18.5. Common Trust Fund. The fact that for administrative purposes the Plan Administrator or Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets in the Trust Fund held by the Trustee. Except as provided herein, all such assets may be held and administered by the Trustee as a commingled fund, subject to the provisions of the Plan for the investment thereof in one or more Investment Funds.

     18.6. Responsibility of Fiduciaries. The Plan Administrator and the members of the Plan Asset Committee, together with their assistants and representatives who are Employees, shall be free from all liability for their acts and conduct in the administration of the Plan and trust under the Trust Agreement, except for acts of willful misconduct or gross negligence; provided that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have under ERISA.

     18.7. Indemnity by Companies. In the event and to the extent not insured against by any insurance company under the provisions of any applicable insurance policy, the Companies shall indemnify, hold harmless and, if requested, defend the members of the boards of directors and the officers of the Companies and other persons who are Employees, from and against any and all claims, demands, suits or proceedings in connection with the Plan or Trust under the Trust Agreement that may be brought by Employees, Participants or Beneficiaries or their legal representatives, or by any other person, corporation, entity, government or agency thereof and from and against any and all costs or other expenses, including but not limited to attorneys' fees incurred by such individuals in connection with such claims, demands, suits or proceedings; provided that such indemnification shall not apply to any such person for such person's acts of willful misconduct or gross negligence, as determined by a no longer appealable final judgment of a court of competent jurisdiction.

     18.8.     Address for Notification:  Inability to Locate
Participants or Beneficiaries.

          18.8.1. Each Participant shall keep the Plan Administrator advised of his current address and the current address of each of his potential Beneficiaries. Any payment, distribution or communication hereunder addressed to a Participant or Beneficiary, at the last address filed with the Plan Administrator or, if no such address has been filed, then the last address indicated on the records of the Company in respect of the Participant, shall be deemed to have been delivered to the Participant or Beneficiary three (3) days after such distribution or communication is deposited in the United States mail, postage prepaid.

          18.8.2. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant, his Beneficiary or contingent Beneficiary, as the case may be, within three (3) years following the date as of which the person's benefits become payable under the Plan, the total amount shall be forfeited and shall be used to reduce Company contributions under the Plan; provided, that if such person to whom a benefit is payable makes a claim in writing for such benefit after the expiration of the three (3) year period, the benefit shall be reinstated. In the event of such reinstatement, payment shall commence to such person in the same form and amount as initially applicable, commencing as soon as practicable after the Valuation Date coincident with or next following the date on which the Plan Administrator receives his written claim.

     18.9. Payment in Case of Incapacity. In the event that the Plan Administrator shall find that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to manage his own affairs because of illness, accident, or other mental or physical incompetence, or is unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person selected by the Plan Administrator in his sole discretion for the benefit of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Plan Asset Committee, any Affiliated Company or the Trustee to follow the application of such payment; provided that if claim shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, payment shall be made to such representative. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan.

     18.10. Headings. Article, Section and subsection headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.

     18.11. Applicable Law. Except as may otherwise specifically be required by the Trust Agreement, all legal questions pertaining to the Plan shall be determined in accordance with ERISA and, to the extent not preempted by federal law, the laws of the State of New York. All contributions made hereunder shall be deemed to have been made in New York.

     18.12.    Agent for Service.  The General Counsel of Saks &
Company shall be the agent for service of any legal process upon this Plan.



     EXECUTED on January 31, 1995, in New York, New York.

                              SAKS & COMPANY


                              By: _________________________________

                              Title: ______________________________